Filed Pursuant to Rule 424(b)(5)
Registration Statement File No. 333-265826

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or the sale is not permitted.

Subject to Completion, Dated February 2, 2023

PRELIMINARY PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JULY 7, 2022)

$22,000,000 of American Depositary Shares

Representing                  Ordinary Shares

We are offering $22,000,000 of our ordinary shares, €0.05 nominal value per share, in the form of American Depositary Shares, or ADSs. Each ADS represents one ordinary share.

Our ADSs are listed on the Nasdaq Global Market under the symbol “CLLS”. On February 1, 2023, the last reported sale price of our ADSs was $3.10 per ADS. Our ordinary shares are traded on Euronext Growth market of Euronext Paris under the symbol “ALCLS”. On February 1, 2023, the last reported sale price of our ordinary shares was €2.79 per share.

Investing in our ADSs involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 2 of the accompanying prospectus, as well as the risk factors incorporated by reference into this prospectus supplement for risks you should consider before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	PER ADS	TOTAL
Public offering price	$	$
Underwriting commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriting” beginning on page S-17 for additional information regarding underwriting compensation.

Delivery of the ADSs against payment in U.S. dollars in New York, New York, is expected to be made on or about February                 , 2023. We have granted the underwriters an option for a period of 30 days to purchase up to                  additional ADSs. If the underwriters exercise the option in full, the total underwriting commissions payable by us will be $            , and the total proceeds to us, before expenses, will be $            .

Joint Book-Running Managers

Jefferies	Barclays

Prospectus supplement dated February                 , 2023.

Prospectus Supplement

Prospectus

We have not authorized anyone to provide any information other than that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and provide no assurances as to the reliability of, any other information that others may give you.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not be applicable to this offering. Generally, when we refer to the “prospectus” we are referring to both parts combined. The information contained in this prospectus supplement and in the accompanying prospectus may be supplemented from time-to-time with applicable free writing prospectuses prepared by us or on our behalf or to which we may have referred you in connection with this offering.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. If any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document that is incorporated by reference into this prospectus and having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into each include important information about us, the ADSs being offered and other information that you should know before investing in our ADSs. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Incorporation of Information by Reference” and “Where You Can Find More Information.”

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of an ADS. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the sections entitled “Incorporation of Information by Reference” and “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the underwriters are making offers to sell or solicitations of offers to buy our ADSs in any jurisdiction in which an offer or solicitation is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.

S-ii

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to “Cellectis,” “the Company,” “we,” “us,” and “our” refer to Cellectis S.A. and its consolidated subsidiaries. References to “Calyxt” refer to Calyxt, Inc. and its subsidiaries, which we consolidate in our financial results. In light of the Merger Agreement discussed under “Recent Developments” in this prospectus supplement, in connection with the filing of our annual report on Form 20-F for the year ended December 31, 2022, we will begin reporting Calyxt as “held for sale” and therefore as a discontinued operation.

S-iii

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

We prepare our consolidated financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Our consolidated financial statements are presented in U.S. dollars.

All references in this prospectus supplement to “$” and “U.S. dollars” mean U.S. dollars and all references to “€” and “euros” mean euros, unless otherwise noted. Throughout this prospectus supplement, references to ADSs mean ADSs or ordinary shares represented by such ADSs, as the case may be.

S-iv

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain and incorporate by reference “forward-looking statements” within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, as amended. All statements other than present and historical facts and conditions contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including statements regarding our future results of operations and financial position, business strategy, plans and our objectives for future operations, are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, may adversely affect such forward-looking statements. When used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

∎	the initiation, progress, timing, costs and results of our pre-clinical and clinical studies for our product candidates, and our research and development programs;

∎	our ability to advance product candidates into, and successfully complete, clinical studies;

∎	the capacity of manufacturing our products in France and in the United States;

∎

the timing of regulatory filings and the timing, cost and likelihood of favorable regulatory outcomes and approvals by U.S. and non-U.S. regulatory authorities, including the possibility that regulatory authorities will require that we perform more studies than those that we currently expect;

∎	the regulatory qualification and certification of our in-house manufacturing facilities and their manufacturing capabilities and operations;

∎	regulatory developments in the United States and the European Union and its member countries, and other countries;

∎	our need to implement additional infrastructure and internal systems, including manufacturing processes for our product candidates;

∎	the cost of establishing sales, marketing and distribution capabilities of our product candidates, if approved;

∎	the pricing and reimbursement of our product candidates, if approved;

∎	our ability to contract on commercially reasonable terms with CROs, third-party suppliers of biological raw or starting materials and manufacturers;

∎	the implementation of our business model, strategic plans for our business, product candidates and technology;

∎

the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology and the cost of filing, prosecuting, defending and enforcing such rights, in particular patent claims;

∎	the ability of third parties with whom we contract to successfully conduct, supervise and monitor clinical studies for our therapeutic product candidates;

∎	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

∎	our ability to obtain additional funding for operations;

∎	the potential benefits of our strategic licensing agreements with strategic licensees and our ability to enter into future strategic arrangements;

∎	our need to expand our research and development activities;

∎	our need and ability to hire additional personnel;

∎	the ability and willingness of collaborators pursuant to our strategic alliances to actively pursue development activities under our collaboration agreements;

∎	our receipt of milestone or royalty payments pursuant to our strategic licensing agreements with Allogene Therapeutics, Inc. and Les Laboratoires Servier;

S-v

∎	our ability to maintain and establish collaborations or obtain additional grant funding;

∎	the rate and degree of market acceptance of, and demand for, our product candidates;

∎	our status as a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes;

∎	our financial performance and anticipated trends in our business;

∎	our ability to attract and retain key scientific and management personnel;

∎	our expectations regarding the period during which we qualify as a foreign private issuer;

∎	the effect of developments relating to our competitors and our industry, including competing therapies and technologies;

∎	the completion of the merger between Calyxt and Cibus Global LLC, a Delaware limited liability company (“Cibus”) is subject to conditions which may not be satisfied or waived;

∎

immediately upon completion of the proposed merger between Calyxt and Cibus, subject to customary closing conditions, Cellectis’ equity interest in the combined company is expected to be approximately 2.5%, and the Company post-merger between Calyxt and Cibus may fail to realize any or all of the anticipated benefits of the merger;

∎

covenants in the finance contract dated December 28, 2022, (“EIB Finance Contract”) between us and the European Investment Bank (“EIB”) impose restrictions on the operation of our business, and our ability to access financing under the EIB Finance Contract is subject to completion of certain conditions including the execution of a final warrant agreement;

∎	the potential impact of the COVID-19 pandemic on our business and operating results; and

∎	other risks and uncertainties, including those listed under the caption “Risk Factors.”

Particular caution should be exercised when interpreting preliminary results and results relating to a small number of patients or individually presented case studies—such results should not be viewed as predictive of future results.

You should refer to the section titled “Risk Factors” in this prospectus supplement, the accompanying prospectus, in our Annual Report on Form 20-F for the year ended December 31, 2021 (the “Annual Report”), which is incorporated by reference into this prospectus supplement, and in the reports on Form 6-K that we file with the SEC and incorporate by reference into this prospectus supplement, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. See “Incorporation of Information by Reference.” As a result of these factors, we cannot assure you that the forward-looking statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus will prove to be accurate.

Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

The information incorporated by reference in this prospectus supplement contains market data and industry forecasts that were obtained from industry publications. These data and forecasts involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market and industry data included in the information incorporated by reference in this prospectus supplement is generally reliable, such information is inherently imprecise.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. This summary is not complete and does not contain all of the information that is important to you and that you need to consider in making your investment decision. We encourage you to read this prospectus supplement and the accompanying prospectus, including any information incorporated by reference into this prospectus supplement and the accompanying prospectus, in their entirety.

Our Company

We are a clinical stage biotechnological company, employing our core proprietary technologies to develop products based on gene-editing with a portfolio of allogenic Chimeric Antigen Receptor T-cells (“UCART”) product candidates in the field of immuno-oncology and gene-edited hematopoietic stem cells (“HSC”) product candidates in other therapeutic indications.

Our UCART product candidates, based on gene-edited T-cells that express chimeric antigen receptors, or CARs, seek to harness the power of the immune system to target and eradicate cancer cells. We believe that CAR-based immunotherapy is one of the most promising areas of cancer research, representing a new paradigm for cancer treatment. We are designing next-generation immunotherapies that are based on gene-edited CAR T-cells. Our gene-editing technologies allow us to create allogeneic CAR T-cells, meaning they are derived from healthy donors rather than the patients themselves. We believe that the production of allogeneic CAR T-cells will allow us to develop cost-effective, off-the-shelf products that are capable of being stored and distributed worldwide. Our gene-editing expertise also enables us to develop product candidates that feature certain safety and efficacy attributes, including control properties designed to prevent them from attacking healthy tissues, to enable them to tolerate standard oncology treatments, and to equip them to resist mechanisms that inhibit immune-system activity.

Together with our focus on immuno-oncology, we are using, through our .HEAL platform, our gene-editing technologies to develop HSC product candidates in genetic diseases. .HEAL is a new gene editing platform developed by Cellectis that leverages the power of TALEN® technology to allow highly efficient gene inactivation, insertion and correction in hematopoietic stem and progenitor cells. Cellectis has announced preclinical programs in sickle cell disease, lysosomal storage disorders and primary immunodeficiencies.

As of November 3, 2022, we owned 49.1% of the outstanding shares of common stock of Calyxt, through which our Plants segment is carried out. Calyxt is focused on engineering synthetic biology solutions through its PlantSpring™ technology platform for manufacture using its proprietary and differentiated BioFactory™ production system for a diverse base of target customers across an expanded group of end markets.

Recent Developments

On December 28, 2022, Cellectis entered into the EIB Finance Contract with the EIB, for up to €40.0 million in loans to support the Company’s research and development activities to advance its pipeline of gene-edited allogeneic cell therapy candidate products for oncology indications. The EIB Finance Contract provides for funding in three tranches as follows: (i) an initial tranche of €20.0 million (“Tranche A”); (ii) a second tranche of €15.0 million (“Tranche B”); and (iii) a third tranche of €5.0 million (“Tranche C” and each of Tranche A, Tranche B and Tranche C, a “Tranche”), each issuable only in full. Each of the Company’s material subsidiaries, which excludes Calyxt, guarantees the Company’s obligations under the EIB Finance Contract. In connection with the EIB Finance Contract, the Company has also agreed to enter into a warrant agreement with EIB with respect to the issuance of warrants to EIB in connection with, and as a condition to, the funding of each Tranche. Accordingly, the funding of each Tranche will require that Cellectis has sufficient shares reserved pursuant to a delegation from our shareholders at the time of funding. Borrowings under the EIB Finance Contract will mature with respect to each funding Tranche six years from the respective disbursement date for such funding Tranche. Interest on each funding Tranche shall be paid in kind, shall be capitalized annually by increasing the principal amount of the respective funding Tranche, and shall accrue at a rate equal to (i) 8.0% per annum with respect to Tranche A, (ii) 7.0% per annum with respect to Tranche B, and (iii) 6.0% per annum with respect to Tranche C. Interest on any overdue amounts related to a Tranche shall be payable in cash and shall accrue from the due date through the actual payment of such overdue amount at an annual rate equal to the higher of the rate applicable to a relevant funding Tranche as noted above plus 2.0% and the one-month EURIBOR rate plus 2.0%.

The number of warrants to be issued to EIB, if any, will be determined as follows: (i) with respect to Tranche A, an aggregate number of warrants equal to 20,000,000 divided by the product of the average price of the ordinary shares for the five trading days prior to issuance (the “5-Day AP”) multiplied by 3.5, up to a maximum number of warrants representing 5% of the outstanding ordinary shares at the time of disbursement of Tranche A; (ii) with respect to Tranche B, (a) if the sum of cash injections through the issuance of new ordinary shares or other securities subordinated to the Finance Contract and upfront and milestone payments in connection with existing or new partnerships between October 31, 2022 and the Tranche B disbursement exceeds €42,500,000, an aggregate number of warrants equal to 15,000,000 divided by the product of the 5-Day AP multiplied by four and (b) otherwise, an aggregate number of warrants equal to 15,000,000 divided by the product of the 5-Day AP multiplied by 3.75; and (iii) with respect to Tranche C, (a) if the sum of cash injections through the issuance of new ordinary shares or other securities subordinated to the Finance Contract and upfront and milestone payments in connection with existing or new partnerships between October 31, 2022 and the Tranche C disbursement exceeds €70,000,000, an aggregate number of warrants equal to 5,000,000 divided by product of the 5-Day AP multiplied by 4.75; and (b) otherwise, an aggregate number of warrants equal to 5,000,000 divided by the product of the 5-Day AP multiplied by 4.25. The warrants to be issued to EIB will have an exercise price per share equal to 99% of the weighted average price per share of the Company over the last 5 trading days prior to the issuance of the warrants, if any.

On January 4, 2023, Cellectis entered into an amendment agreement (the “Amendment”) to the Sales Agreement dated as of March 29, 2021 (the “Original Sales Agreement”, as amended by the Amendment, the “Sales Agreement”) with Jefferies with respect to an equity offering program, under which the Company may offer and sell to eligible investors a maximum gross amount of up to $60.0 million of ADSs, each ADS representing one ordinary share, from time to time following the date of the Amendment, through Jefferies as its sales agent.

On January 17, 2023, Calyxt and Cibus announced that Calyxt and Calypso Merger Subsidiary, LLC, a Delaware limited liability company and wholly-owned subsidiary of Calyxt, entered into an Agreement and Plan of Merger with Cibus and certain other parties named therein (the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, Calyxt and Cibus agreed to merge in an all-stock transaction. The transaction will, upon consummation, combine two companies in agriculture-based gene editing, with facilities for trait development and next-generation plant breeding. Following the closing of the proposed merger, the Company is expected to own approximately 2.5% of the equity interests of the combined company. In connection with the Merger Agreement, the Company executed a voting agreement with Cibus to vote in favor of and approve all the transactions contemplated by the Merger Agreement, subject to the terms and conditions thereof. The closing of the transaction is subject to the approval of Calyxt’s stockholders, the approval of Cibus’ members, the receipt of required regulatory approvals (to the extent applicable) and satisfaction of other customary closing conditions.

Pipeline Overview

The following chart highlights our and our licensee’s key product candidates:

(1)	ALLO-501 and ALLO-501A are exclusively licensed to Servier and under a joint clinical development program between Servier and Allogene. The ALPHA and ALPHA2 studies targets Diffuse Large B-Cell Lymphoma (DLBCL) and Follicular Lymphoma (FL) indications, which are subtypes of NHL.

(2)	Phase 3 may not be required if Phase 2 is registrational.

(3)	ALLO-715 and ALLO-605 target BCMA which is a licensed target from Cellectis. Allogene has an exclusive license to the Cellectis technology for allogeneic products directed at the BCMA target. Allogene holds global development and commercial rights for this investigational candidate.

(4)	Allogene is promoting this clinical trial in combination with SpringWorks Therapeutics.

(5)	ALLO-316 targets CD70 which is a licensed target from Cellectis.. Allogene has an exclusive license to the Cellectis technology for allogeneic products directed at the CD70 target. Allogene holds global development and commercial rights for this investigational candidate.

As of September 21, 2022, Servier has notified Allogene that Servier was discontinuing involvement in the development of CD-19-targeting allogeneic CAR T-cell products.

Our Corporate Information

Our legal name is Cellectis S.A. and our commercial name is Cellectis. We were incorporated as a société anonyme, or S.A., under the laws of the Republic of France on January 4, 2000 for a period of 99 years. We are registered at the Paris Registre du Commerce et des Sociétés under the number 428 859 052. Our principal executive offices are located at 8, rue de la Croix Jarry, 75013 Paris, France, and our telephone number is +33 1 81 69 16 00. Our agent for service of process in the United States is Cellectis, Inc., which is located at 430 East 29th Street, New York, New York 10016. We maintain a website at www.cellectis.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus, nor incorporated herein by reference.

Implications of Being a Foreign Private Issuer

We are considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Further, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act or to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States. In accordance with SEC rules, we assess our foreign private issuer status as of the last business day of our most recently completed second fiscal quarter.

THE OFFERING

Public offering price per ADS	$

Total ADSs offered in this offering	$22,000,000 of ADSs

Option to purchase additional ADSs	We have granted a 30-day option to the underwriters to purchase up to an additional ADSs

American Depositary Shares	Each ADS represents one ordinary share, nominal value €0.05 per share. The Depositary or its Custodian, or a nominee of either, will hold the ordinary shares underlying the ADSs and you will have the rights of an ADS holder as provided in the deposit agreement among us, the Depositary and all holders and beneficial owners of ADSs issued thereunder. You should carefully read the information in the section in the accompanying prospectus titled “Description of American Depositary Shares.” We also encourage you to read the deposit agreement, which is filed as an exhibit to the registration statement pursuant to which this prospectus supplement is filed.

Depositary and Custodian	Citibank, N.A. and Citibank Europe PLC, respectively

Ordinary shares to be outstanding after this offering	ordinary shares, assuming no exercise of the underwriters’ option to purchase additional ADSs from us (or ordinary shares if the underwriter’s over-allotment option to purchase additional ADSs is exercised in full) (including ordinary shares represented by ADSs) and excluding ordinary shares issuable upon the exercise of outstanding share options, issued but unvested restricted shares, and ordinary shares reserved for issuance under our incentive compensation plans.

Use of proceeds	With the net proceeds we receive from this offering we intend to use (i) approximately $ million to fund the continued clinical development of UCART123, UCART22, UCART20x22, and UCARTCS1; and (ii) the remainder for working capital and other general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement, as well as the other information included or incorporated by reference into this prospectus supplement, for a discussion of factors to consider carefully before deciding to invest in the ADSs.

The Nasdaq Global Market symbol for our ADSs	“CLLS”

Euronext Growth market of Euronext in Paris trading symbol for our ordinary shares	“ALCLS”

Except as otherwise noted, in this prospectus supplement, the number of shares that will be outstanding after this offering is based on 45,567,810 ordinary shares outstanding as of September 30, 2022, and does not include:

∎

896,225 ordinary shares issuable upon the exercise of non-employee warrants (bons de souscription d’actions) outstanding as of September 30, 2022 at a weighted average exercise price of €27.18 per share;

∎

ordinary shares issuable upon the exercise of the warrants (bons de souscription d’actions), if any, that we will be required to issue to the EIB in connection with any disbursements of loan tranches that we request under the EIB Finance Contract;

∎	the issuance and sale, if any, of ADSs by the Company under the Sales Agreement;

∎	1,019,903 free shares (actions gratuites) for which the vesting period had not yet expired as of September 30, 2022;

∎

8,903,180 ordinary shares issuable upon the exercise of stock options (options de souscription d’actions) outstanding as of September 30, 2022, at a weighted average exercise price of €22.31 per share;

∎

as of September 30, 2022, a total of 2,274,216 ordinary shares remaining available until June 28, 2023 for grants of stock options (options de souscription ou d’achat d’actions) and free shares (actions gratuites), pursuant to authorizations from our shareholders approved on June 28, 2022; and

∎

as of September 30, 2022, 13,645,293 ordinary shares reserved pursuant to a delegation of authority from our shareholders approved on June 28, 2022 for share capital increases by us, up to an aggregate maximum nominal amount equal to €682,264.65 through public or private offerings and 22,742,155 ordinary shares reserved pursuant to a delegation of authority from our shareholders approved on June 28, 2022 for share capital increases by us, up to an aggregate maximum nominal amount equal to €1,137,107.75 through rights issuances.

Except as otherwise noted, the information in this prospectus supplement assumes no exercise of the options and non-employee warrants listed above, no expiry of the vesting period of the free shares (actions gratuites) listed above and no exercise by the underwriters of their option to purchase additional ADSs in this offering.

RISK FACTORS

An investment in our ADSs involves a high degree of risk. Prior to making a decision about investing in our ADSs, you should carefully consider the specific factors discussed below, together with all of the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the risks, uncertainties and assumptions discussed under Item 3, “Risk Factors,” in our Annual Report on Form 20-F for the year ended December 31, 2021, under Item 1.A. “Risk Factors” in our report on Form 6-K filed with the SEC on August 4, 2022 relating to our financial results for the three- and six-months periods ended June 30, 2022, and under Item 1.A. “Risk Factors,” in our report on Form 6-K filed with the SEC on November 3, 2022 relating to our financial results for the three- and nine-months periods ended September 30, 2022, which are incorporated herein by reference. See “Incorporation of Information by Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Risks Related to the Ordinary Shares, the ADSs and this Offering

The market price for our ADSs may be volatile or may decline regardless of our operating performance.

The trading price of the ADSs has fluctuated, and is likely to continue to fluctuate, substantially. Since the ADSs were sold in our initial public offering in March 2015 at a price of $41.50 per ADS, the price per ADS has ranged as low as $1.85 and as high as $47.66 through February 1, 2023. The market price of the ADSs may fluctuate significantly in response to numerous factors, including those described in this “Risk Factors” section and the “Risk Factors” sections of the documents incorporated by reference herein identified above, many of which are beyond our control. The market price and demand for our ADSs may also fluctuate substantially, regardless of our actual operating performance, which may limit or prevent holders from readily selling their ADSs and may otherwise negatively affect the liquidity of our capital shares.

Any downward pressure on the price of ADSs caused by the sale of ADSs, including in this offering, could also encourage short sales by third parties. In a short sale, a prospective seller borrows ADSs from a shareholder or broker and sells the borrowed ADSs. The prospective seller hopes that the per ADS price will decline, at which time the seller can purchase ADSs at a lower price for delivery back to the lender. The seller profits when the per ADS price declines because it is purchasing ADSs at a price lower than the sale price of the borrowed ADSs. Such sales could place downward pressure on the price of our ADSs by increasing the number of ADSs being sold, which could further contribute to any decline in the market price of our ADSs.

You should consider an investment in our ADSs as risky and invest only if you can withstand a significant loss and wide fluctuations in the market value of your investment. If you invest in our ADSs, you could lose some or all of your investment. You may be unable to sell your ADSs at or above the public offering price due to fluctuations in the market price.

If you purchase ADSs in this offering, you may experience substantial and immediate dilution.

You may experience future dilution as a result of future equity offerings or other transactions.

In order to raise additional capital, we expect in the future to offer additional ADSs, ordinary shares, or other securities convertible into or exchangeable for our ADSs or ordinary shares. We cannot assure you that we will be able to sell shares or other securities in any other offering in the future at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing holders of ADSs or ordinary shares. The price per share at which we sell additional ADSs, ordinary shares, or other securities convertible into or exchangeable for its ordinary shares in future transactions may be higher or lower than the price per ADS in this offering. In addition, you may experience dilution upon exercise of any outstanding options or warrants to purchase ordinary shares under our equity incentive plans, if we issue free shares (actions gratuites) to our employees under our equity incentive plans.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds that we receive from this offering, including applications for working capital and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. We currently intend to use the net proceeds from this offering to fund the continued clinical development of UCART123, UCART22, UCART20x22, and UCARTCS1, and

the remainder for working capital and other general corporate purposes. See “Use of Proceeds” for additional information. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, we may spend or invest these proceeds in a way with which our shareholders disagree. Moreover, the failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price of our ADSs and trading volume could decline.

The trading market for our ADSs depends in part on the research and reports that securities or industry analysts publish about us or our business. If few or no securities or industry analysts cover us, the trading price for our ADSs would be negatively impacted. If one or more of the analysts who covers us downgrades our ADSs or publishes incorrect or unfavorable research about our business, the price of our ADSs would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, or downgrades our ADSs, or if we fail to meet the expectations of analysts, that could also cause the price of our ADSs or trading volume to decline.

Although the matter is not free from doubt, we do not believe that we were a PFIC for U.S. federal income tax purposes for the taxable year ended December 31, 2021. However, it is possible that we were a PFIC for the taxable year ended December 31, 2022 and/or will be a PFIC for the current or subsequent taxable years. If we are determined to be a PFIC for any taxable year, there may be adverse U.S. federal income tax consequences to U.S. holders (as defined in the section titled “Certain Income Tax Considerations—Material U.S. Federal Income Tax Considerations”).

A non-U.S. corporation will be considered a PFIC for any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during such year) is attributable to assets that produce or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, rents, royalties, gains from commodities and securities transactions, and gains from assets that produce passive income. In determining whether a foreign corporation is a PFIC, a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account. Although not free from doubt, we do not believe that we were a PFIC for the taxable year ended December 31, 2021. However, it is possible that we were a PFIC for the taxable year ended December 31, 2022 and/or will be a PFIC for the current or subsequent taxable years. In particular, the decline in the market value of the ADSs and our ordinary shares during the taxable year ended December 31, 2022 has increased the likelihood that we will be considered a PFIC for such taxable year. The determination of PFIC status is fact-specific, and a separate determination must be made each taxable year as to whether we are a PFIC (after the close of each such taxable year). Our status as a PFIC depends on the composition of our income (including whether reimbursements of certain refundable research tax credits will constitute gross income for purposes of the PFIC income test) and the composition and value of our assets. The value of our assets may be determined in large part by reference to the market value of the ADSs and our ordinary shares, which may fluctuate substantially. Our status as a PFIC may also depend in part upon how quickly we utilize the cash proceeds from the offering (and the cash proceeds from other fund-raising activities) in our business.

If we are a PFIC for any taxable year during which a U.S. holder holds ADSs, the U.S. holder may be subject to adverse tax consequences, including (1) the treatment of all or a portion of any gain on disposition as ordinary income, (2) the application of an interest charge with respect to such gain and certain dividends and (3) compliance with certain reporting requirements. Each U.S. holder is strongly urged to consult its tax advisor regarding these issues and any available elections to mitigate such tax consequences. See “Certain Income Tax Considerations—Material U.S. Federal Income Tax Considerations”.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $            million from the sale of                  ADSs in this offering, or $             million if the underwriters exercise in full their option to purchase additional ADSs, based on a public offering price of $             per ordinary share, after deducting the estimated expenses related to this offering and the underwriting commissions payable by us.

We currently intend to use the net proceeds we receive from this offering for the following purposes:

∎	approximately $ million to fund the continued clinical development of UCART123, UCART22, UCART20x22, and UCARTCS1; and

∎	the remainder, if any, for working capital and other general corporate purposes.

Cellectis intends to deploy the net proceeds from the Global Offering at a rate consistent with its cash spending in 2022 through September 30 and, accordingly, such net proceeds would proportionately extend Cellectis’ ability to fund its therapeutic operations beyond early 2024 based on such run rate. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Due to uncertainties inherent in the product development, manufacturing and commercialization processes, it is difficult to estimate the exact amounts of the net proceeds that will be used for any particular purpose. We may use our existing cash and future revenue, if any, generated from our existing, and any future, collaboration agreements to fund our operations, either of which may alter the amount of net proceeds used for a particular purpose. In addition, the amount, allocation and timing of our actual expenditures will depend upon numerous factors. Accordingly, we will have broad discretion in using these proceeds.

Pending application of the net proceeds as described above, we may initially invest the net proceeds, in accordance with our investment policy, in short-term capital preservation investments.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares. In addition, the EIB Finance Contract restricts our ability to distribute any dividends on our equity securities without the consent of EIB. We do not anticipate paying cash dividends on our equity securities in the foreseeable future and intend to retain all available funds and any future earnings for use in the operation and expansion of our business, given our state of development.

Pursuant to French law, our board of directors may propose a dividend and/or reserve distribution for approval by the shareholders at the annual general meeting related to the statutory financial statements of Cellectis. Upon recommendation of our board of directors, our shareholders may decide to allocate all or part of any distributable profits to special or general reserves, to carry them forward to the next fiscal year as retained earnings or to allocate them to the shareholders as dividends. However, dividends may not be distributed when as a result of such distribution, our net assets are or would become lower than the amount of the share capital plus the amount of the legal reserves which, under French law, may not be distributed to shareholders

Our board of directors may distribute interim dividends after the end of the fiscal year but before the approval of the financial statements for the relevant fiscal year when the interim balance sheet, established during such year and certified by an auditor, reflects that we have earned distributable profits since the close of the last financial year, after recognizing the necessary depreciation and provisions and after deducting prior losses, if any, and the sums to be allocated to reserves, as required by law or the By-laws, and including any retained earnings. The amount of such interim dividends may not exceed the amount of the profit so defined.

Dividends are distributed to shareholders proportionally to their shareholding interests. In the case of interim dividends, distributions are made to shareholders on the date set by our board of directors during the meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders at an ordinary general shareholders’ meeting or by our board of directors in the absence of such a decision by the shareholders. Shareholders that own shares on the actual payment date are entitled to the dividend.

Dividends may be paid in cash or, if the shareholders’ meeting so decides, in kind, provided that all the shareholders receive a whole number of assets of the same nature paid in lieu of cash. Our By-laws provide that, subject to a decision of the shareholders’ meeting taken by ordinary resolution, each shareholder may be given the choice to receive his dividend in cash or in shares.

Dividend distributions, if any in the future, will be made in respect of ADSs, as provided deposit agreement for the ADSs.

CAPITALIZATION

The following table sets forth our current financial assets and cash and cash equivalents and capitalization as of September 30, 2022:

∎	on an actual basis, as previously reported; and

∎

on an as-adjusted basis to give effect to the sale of                  ADSs in this offering at the public offering price, after deducting underwriting commissions and estimated offering expenses payable by us and assuming no exercise of the underwriters’ option to purchase additional ADSs from us.

You should read this table together with our financial statements and the related notes thereto incorporated by reference herein and the other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	AS OF SEPTEMBER 30, 2022
	ACTUAL	AS ADJUSTED
	$	$
	(In thousands)
Cash and cash equivalents	97,648

Non-current financial liabilities	14,699

Share capital:
Ordinary shares, €0.05 nominal value: 45,567,810 shares issued and outstanding, as of Sept. 30, 2022; shares issued and outstanding, as of Sept. 30, 2022 as adjusted solely to give effect to the offering	2,949
Premiums related to the share capital	579,047
Treasury share reserve	—
Currency translation adjustment	(35,434)
Retained earnings (deficit)	(330,595)
Net income (loss)	(79,326)
Non-controlling interests	8,971

Total shareholders’ equity	145,612

Total capitalization	160,311

Cash and cash equivalents as of September 30, 2022 includes approximately $7.0 million of cash and cash equivalents of Calyxt, Inc., of which we own 49.1% (as of November 3, 2022) of the outstanding shares of common stock and consolidated in our financial results and, immediately upon completion of the proposed merger between Calyxt and Cibus, subject to customary closing conditions, Cellectis is expected to own approximately 2.5% of the equity interests of the combined company.

Except as otherwise noted, in this prospectus supplement, the number of shares that will be outstanding after this offering is based on 45,567,810 ordinary shares outstanding as of September 30, 2022, and does not include:

∎

896,225 ordinary shares issuable upon the exercise of non-employee warrants (bons de souscription d’actions) outstanding as of September 30, 2022 at a weighted average exercise price of €27.18 per share outstanding as of September 30, 2022;

∎

ordinary shares issuable upon the exercise of the warrants (bons de souscription d’actions), if any, that we will be required to issue to the EIB in connection with any disbursements of loan tranches that we request under the EIB Finance Contract;

∎	the issuance and sale, if any, of ADSs by the Company under the Sales Agreement;

∎	1,019,903 free shares (actions gratuites) for which the vesting period had not yet expired as of September 30, 2022;

∎

8,903,180 ordinary shares issuable upon the exercise of stock options (options de souscription d’actions) outstanding as of September 30, 2022, at a weighted average exercise price of €22.31 per share;

∎

as of September 30, 2022, a total of 2,274,216 ordinary shares remaining available until June 28, 2023 for grants of stock options (options de souscription ou d’achat d’actions) and free shares (actions gratuites), pursuant to authorizations from our shareholders approved on June 28, 2022; and

∎

as of September 30, 2022, 13,645,293 ordinary shares reserved pursuant to a delegation of authority from our shareholders approved on June 28, 2022 for share capital increases by us, up to an aggregate maximum nominal amount equal to €682,264.65 through public or private offerings and 22,742,155 ordinary shares reserved pursuant to a delegation of authority from our shareholders approved on June 28, 2022 for share capital increases by us, up to an aggregate maximum nominal amount equal to €1,137,107.75 through rights issuances.

Except as otherwise noted, the information in this prospectus supplement assumes no exercise of the options and non-employee warrants listed above, no expiry of the vesting period of the free shares (actions gratuites) listed above and no exercise by the underwriters of their option to purchase additional ADSs in this offering.

DILUTION

If you invest in our ADSs, dilution (accretion) will be represented by the difference between the public offering price per ADS and our net tangible book value per ordinary share immediately after this offering. For purposes of this “Dilution” section, we assume all outstanding ordinary shares are held in the form of ADSs for the purposes of per ADS calculations.

Our net tangible book value as of September 30, 2022 was $144.1 million or $3.16 per ordinary share and per ADS. Net tangible book value per ordinary share is determined by dividing total tangible assets less total liabilities by the aggregate number of ordinary shares outstanding as of September 30, 2022.

After giving effect to the sale by us of                 ADSs at the public offering price of $            per ADS and after deducting the underwriting commissions and estimated offering expenses, our net tangible book value as of September 30, 2022 would have been approximately $             million, or $             per ADS and per ordinary share. This represents an immediate decrease in net tangible book value of $             per ADS and per ordinary share to our existing holders and immediate dilution (accretion) of $             per ADS issued to the new investors purchasing ADSs in this offering.

The following table illustrates such per share accretion:

PUBLIC OFFERING PRICE PER ADS
Net tangible book value per ordinary share as of September 30, 2022		$3.16
Increase (decrease) in net tangible book value per ordinary share attributable to this offering	$
As adjusted net tangible book value per ordinary share after giving effect to this offering	$
Dilution (accretion) per ordinary share and per ADS to new investors	$

If the underwriters exercise their option in full to purchase                  additional ADSs in this offering at the public offering price of $             per ADS, the net tangible book value per ADS and per ordinary share after the offering would be $             per ADS and per ordinary share, the increase (decrease) in the net tangible book value per ADS and per ordinary share to existing stockholders would be $             per ADS and per ordinary share and the dilution (accretion) to new investors purchasing ADSs in this offering would be $             per ADS.

To the extent that options or warrants are exercised, new options are issued under our existing or future equity incentive plans, free shares are issued, or we issue additional ADSs or ordinary shares in the future, there may be dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of additional equity, the issuance of these securities could result in dilution.

Except as otherwise noted, in this prospectus supplement, the above discussion is based on 45,567,810 ordinary shares outstanding as of September 30, 2022 and does not include:

∎	896,225 ordinary shares issuable upon the exercise of non-employee warrants (bons de souscription d’actions) outstanding as of September 30, 2022 at a weighted average exercise price of €27.18 per;

∎

ordinary shares issuable upon the exercise of the warrants (bons de souscription d’actions), if any, that we will be required to issue to the EIB in connection with any disbursements of loan tranches that we request under the EIB Finance Contract;

∎	the issuance and sale, if any, of ADSs by the Company under the Sales Agreement;

∎	1,019,903 free shares (actions gratuites) for which the vesting period had not yet expired as of September 30, 2022;

∎

8,903,180 ordinary shares issuable upon the exercise of stock options (options de souscription d’actions) outstanding as of September 30, 2022, at a weighted average exercise price of €22.31 per share;

∎

as of September 30, 2022, a total of 2,274,216 ordinary shares remaining available until June 28, 2023 for grants of stock options (options de souscription ou d’achat d’actions) and free shares (actions gratuites), pursuant to authorizations from our shareholders approved on June 28, 2022; and

∎

as of September 30, 2022, 13,645,293 ordinary shares reserved pursuant to a delegation of authority from our shareholders approved on June 28, 2022 for share capital increases by us, up to an aggregate maximum nominal amount equal to €682,264.65 through public or private offerings and 22,742,155 ordinary shares reserved pursuant to a delegation of authority from our shareholders approved on June 28, 2022 for share capital increases by us, up to an aggregate maximum nominal amount equal to €1,137,107.75 through rights issuances.

Except as otherwise noted, the information in this prospectus supplement assumes no exercise of the options and non-employee warrants listed above and no expiry of the vesting period of the free shares (actions gratuites) listed above and no exercise by the underwriters of their option to purchase additional ADSs in this offering.

LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY

Ownership of ADSs or Shares by Non-French Persons

Neither French law nor our By-laws presently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote shares.

However, (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities may have to file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.

Further, any investment:

∎	by (i) any non-French citizen, (ii) any French citizen not residing in France, (iii) any non-French entity or (iv) any French entity controlled by one of the aforementioned persons or entities;

∎

that will result in the relevant investor (i) acquiring control of an entity registered in France, (ii) acquiring all or part of a business line of an entity registered in France, or (iii) for non-EU or non-EEA investors crossing, directly or indirectly, alone or in concert, a 25% threshold of voting rights in an entity registered in France; and

∎

developing activities in certain strategic industries related to (i) activity likely to prejudice national defense interests, participating in the exercise of official authority or are likely to prejudice public policy and public security (including weapons, double-use items, IT systems, cryptology, date capturing devices, gambling, toxic agents or storage of data), (ii) activities relating to essential infrastructure, goods or services (including energy, water, transportation, space, telecom, public health, farm products or media), and (iii) research and development activity related to critical technologies (including biotechnology, cybersecurity, artificial intelligence, robotics, additive manufacturing, semiconductors, quantum technologies, energy storage, and renewable energy technologies) or dual-use items, is subject to the prior authorization of the French Ministry of Economy, which authorization may be conditioned on certain undertakings.

For the purposes of (i) in the second bullet above, ownership of at least 40% of our share capital or voting rights is regarded as a controlling interest, but a lower percentage might be held to be a controlling interest in certain circumstances depending upon factors such as the acquiring party’s intention, the acquiring party’s ability to elect directors, and financial reliance by the company on the acquiring party.

If an investment requiring the prior authorization of the French Minister of Economy is completed without such authorization having been granted, the French Minister of Economy might direct the relevant investor to nonetheless (i) submit a request for authorization, (ii) have the previous situation restored at its own expense or (iii) amend the investment. The relevant investor might also be found criminally liable and might be sanctioned with a fine which cannot exceed the greater of: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company and (iii) €5 million (for a legal entity) or €1 million (for an individual).

Foreign Exchange Controls

Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident such as dividend payments be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.

Availability of Preferential Subscription Rights

In accordance with French law, our existing shareholders have preferential subscription rights to subscribe for new shares or other securities giving rights to acquire additional shares on a pro rata basis, as described under the section of the accompanying prospectus titled “Description of Share Capital—Key Provisions of Our By-laws and French Law—Changes in Share Capital—Preferential Subscription Right.”

Holders of our securities in the U.S. (which may be in the form of shares or ADSs) may not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new shares or other securities giving rights to acquire additional shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the U.S. will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to, and cannot provide any assurance that we will, file any registration statement in connection with any issuance of new shares or other securities.

For holders of our ordinary shares in the form of ADSs, the depositary may make these rights or other distributions available to ADS holders. If the depositary does not make the rights available to ADS holders and determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case the holders will receive no value for them. The section of the accompanying prospectus titled “Description of American Depositary Shares—Dividends and Distributions” explains in detail the depositary’s responsibility in connection with a rights offering.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated                , 2023, between us and Jefferies LLC and Barclays Capital Inc., as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of ADSs shown opposite its name below:

UNDERWRITER	NUMBER OF ADSs
Jefferies LLC	$

Barclays Capital Inc.

Total	$

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the ADSs if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the ADSs as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the ADSs, that you will be able to sell any of the ADSs held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the ADSs subject to their acceptance of the ADSs from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the ADSs to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $            per ADS. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $            per ADS to certain brokers and dealers. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of gross proceeds to be received by us for the ordinary shares underlying the ADSs as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional ADSs.

	PER ADS		TOTAL
	WITHOUT OPTION TO PURCHASE ADDITIONAL ADSS	WITH OPTION TO PURCHASE ADDITIONAL ADSS	WITHOUT OPTION TO PURCHASE ADDITIONAL ADSS	WITH OPTION TO PURCHASE ADDITIONAL ADSS
Public offering price	$	$	$	$
Underwriting commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting commissions referred to above, will be approximately $            .

Listing

Our ADSs are listed on The Nasdaq Global Market under the symbol “CLLS”. Our ordinary shares are listed on the Euronext Growth market of Euronext in Paris under the symbol “ALCLS”.

Stamp Taxes

If you purchase ADSs offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Option to Purchase Additional ADSs

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, at any time, in whole or in part, up to an aggregate of                ADSs from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional ADSs proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We and our officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:

∎	offer, pledge, sell or contract to sell any ordinary shares or ADSs;

∎	sell any option or contract to purchase any ordinary shares or ADSs;

∎	purchase any option or contract to sell any ordinary shares or ADSs;

∎	grant any option, right or warrant for the sale of any ordinary shares or ADSs;

∎	request or demand that we file a registration statement related to the ordinary shares or ADSs (other than on Form S-8 with respect to equity compensation plans or Form F-6); or

∎

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership or any ordinary shares or ADSs whether any such swap or transaction is to be settled by delivery of ADSs or other securities, in cash or otherwise.

This lock-up provision applies to ordinary shares, ADSs and to securities convertible into or exchangeable or exercisable for or repayable with ordinary shares or ADSs. It also applies to ordinary shares or ADSs owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

In case of the lock-up agreements executed by our directors and executive officers, the foregoing lock-up restrictions do not apply to transfers:

∎	as a bona fide gift;

∎	to any trust for the direct or indirect benefit of the party to the lock-up agreement or any immediate family member;

∎	to any immediate family member of the party to the lock-up agreement;

∎	to a corporation, partnership, limited liability company or other entity legally or beneficially owned by the party to the lock-up agreement or any immediate family member thereof;

∎	by will or intestate succession upon the death of the party to the lock-up agreement;

∎	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

∎	as a distribution to limited partners or stockholders of the party to the lock-up agreement;

∎	to affiliates or to any investment fund or other entity controlled or managed by the party to the lock-up agreement;

∎	to a nominee or custodian of a person or entity to whom disposition or transfer would be permissible under the bullets above; or

∎	pursuant to any written 10b5-1 plan under the Exchange Act entered into by the party to the lock-up agreement prior to the date of the lock-up agreement;

provided that in the case of any transfer or distribution pursuant to any of the clauses above (except in the case of transfers pursuant to a 10b5-1 plan), any such transfer shall not involve a disposition for value and each donee, distributee, transferee, nominee, custodian or trustee shall execute a lock-up agreement. The lock-up restrictions shall also not apply to sales of ordinary shares or ADSs purchased on the open market or in the public offering, provided that such sales are not required to be publicly reported and no voluntary public filing is made.

In addition, nothing in the lock-up agreements shall prohibit the establishment of a new Rule 10b5-1 plan under the Exchange Act, so long as the securities subject to such plan may not be sold and no public disclosure of the establishment of such plan shall be required or voluntarily made during the 90-day restricted period.

Jefferies LLC and Barclays Capital Inc. may, in their discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of ADSs or ordinary shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. Furthermore, stabilization transactions will also need to comply with EU laws and notably the Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse, as amended. These activities may have the effect of stabilizing or maintaining the market price of the ADSs at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional ADSs in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional ADSs or purchasing our ADSs in the open market. In determining the source of ADSs to close out the covered short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase ADSs through the option to purchase additional ADSs.

“Naked” short sales are sales in excess of the option to purchase additional ADSs. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ADSs in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of ADSs on behalf of the underwriters for the purpose of fixing or maintaining the price of the ADSs. A syndicate covering transaction is the bid for or the purchase of ADSs on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ADSs or preventing or retarding a decline in the market price of our ADSs. As a result, the price of our ADSs may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the ADSs originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of ADSs. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our ADSs on The Nasdaq Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our ADSs in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of ADSs for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, we entered into the Sales Agreement with Jefferies LLC as the sales agent and pursuant to which we were able offer and sell ADSs through Jefferies LLC in an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ADSs offered hereby. Any such short positions could adversely affect future trading prices of the ADSs offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

Canada

(A)	Resale Restrictions

The distribution of ADSs in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus supplement with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the ADSs in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B)	Representations of Canadian Purchasers

By purchasing ADSs in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

∎

the purchaser is entitled under applicable provincial securities laws to purchase the ADSs without the benefit of a prospectus supplement qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable,

∎	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

∎	where required by law, the purchaser is purchasing as principal and not as agent, and

∎	the purchaser has reviewed the text above under Resale Restrictions.

(C)	Conflicts of Interest

Canadian purchasers are hereby notified that certain of the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D)	Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E)	Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F)	Taxation and Eligibility for Investment

Canadian purchasers of ADSs should consult their own legal and tax advisors with respect to the tax consequences of an investment in the ADSs in their particular circumstances and about the eligibility of the ADSs for investment by the purchaser under relevant Canadian legislation.

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia (the “Corporations Act”), has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

You confirm and warrant that you are either:

∎	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

∎

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

∎	a person associated with the Company under Section 708(12) of the Corporations Act; or

∎	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

France

The securities have not been and will not be offered or sold to the public in the Republic of France, and no offering of this prospectus or any marketing materials relating to securities may be made available or distributed in any way that would constitute, directly or indirectly, an offer to the public in the Republic of France (except for public offerings defined in Article L.411-2 1° of the French Code monétaire et financier to qualified investors (investisseurs qualifiés)).

The securities may only be offered or sold in France pursuant to Article L. 411-2 1° of the French Code monétaire et financier to qualified investors (investisseurs qualifiés) (as such term is defined in Article 2(e) of the Prospectus Regulation), and in accordance with Articles L. 411-1, L. 411-2 and D. 411-2 to D.411-4, D.744-1 and D. 754-1 and D. 764-1 of the French Code monétaire et financier.

Prospective investors are informed that:

∎

neither this prospectus nor any other offering materials relating to the securities described in this prospectus has been submitted for clearance to the French financial markets authority (Autorité des marchés financiers);

∎

neither this prospectus, nor any offering material relating to the securities has been or will be released, issued, distributed or caused to be released, issued or distributed to the public in France or used in connection with any offer for subscription or sale of the securities to the public in France within the meaning of Article L. 411-1 of the French Code monétaire et financier (other than public offerings defined in Article L.411-2 1° of the French Code monétaire et financier);

∎

individuals or entities qualifying as qualified investors in accordance with Article L. 411-2 1° of the French Code monétaire et financier may participate in the offering, as provided under Articles D.411-4, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; and

∎

the direct and indirect distribution or sale to the public of the securities acquired by them may only be made in compliance with Articles L. 411-1, L. 411-2 1°, L. 412-1 and L. 621-8 to L. 621-8-2 of the French Code monétaire et financier.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no ADSs have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ADSs which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the ADSs may be offered to the public in that Relevant State at any time:

∎	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

∎

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

∎	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the ADSs shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. Each person who initially acquires any ADSs or to whom any offer is made will be deemed to have represented, warranted, acknowledged and agreed to and with us and each of the underwriters that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.

In the case of any ADSs being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, warranted, acknowledged and agreed that the ADSs acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ADSs to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression “offer to the public” in relation to the ADSs in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

According to the product governance requirements contained within: (a) EU Directive 2014/65/EU on markets in financial instruments, as amended (“MiFID II”); (b) Articles 9 and 10 of Commission Delegated Directive (EU) 2017/593 supplementing MiFID II; and (c) local implementing measures (together the “MiFID II Product Governance Requirements”), and disclaiming all and any liability, which any “manufacturer” (for the purposes of the MiFID II Product Governance Requirements) may otherwise have with respect thereto, the target market assessment in respect of the ADSs offered in the offering has led to the conclusion that the ADSs are: (i) compatible with an end target market of retail investors and investors who meet the criteria of eligible counterparties and professional clients, each as defined in MiFID II; and (ii) eligible for distribution through all distribution channels as are permitted by MiFID II (the “Target Market Assessment”). The Target Market Assessment is conducted solely for the purposes of the manufacturer’s product approval process and neither constitutes an assessment for any particular client of suitability or appropriateness for the purposes of MiFID II nor a recommendation to invest in, or purchase, or take any other action whatsoever with respect to the ordinary shares.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of

Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the ADSs is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (“FIEL”), and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

∎

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

∎

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or 9v) (as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

No ADSs have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the ADSs which has been approved by the Financial Conduct Authority in the United Kingdom, except that the ADSs may be offered to the public in the United Kingdom at any time:

∎	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

∎

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

∎	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the ADSs shall require us or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. Each person in the United Kingdom who initially acquires any ADSs or to whom any offer is made will be deemed to have represented, warranted, acknowledged and agreed to and with us and each of the underwriters that it is a “qualified investor” within the meaning of the UK Prospectus Regulation.

In the case of any ADSs being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, warranted, acknowledged and agreed that the ADSs acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the ADSs in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

In the United Kingdom, this prospectus is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in the matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order and/or

(ii) who are high net worth companies falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom, this document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom to relevant persons and will be engaged in only with relevant persons.

CERTAIN INCOME TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations

The following is a discussion of the material U.S. federal income tax consequences of purchasing, owning and disposing of ADSs acquired pursuant to this offering. This summary does not address any aspect of U.S. federal non-income tax laws, such as U.S. federal estate and gift tax laws, or state, local or non-U.S. tax laws, and does not purport to be a comprehensive description of all of the U.S. tax considerations that may be relevant to a particular person’s decision to acquire ADSs (such as the effects of section 451(b) of the Code).

The discussion applies to you only if you acquire the ADSs in this offering and you hold the ADSs as capital assets for U.S. federal income tax purposes (generally, for investment). This section does not apply to you if you are a member of a special class of holders subject to special tax rules, including:

∎	a broker;

∎	a dealer in securities, commodities or foreign currencies;

∎	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

∎	a bank or other financial institution;

∎	a tax-exempt organization;

∎	an insurance company;

∎	a real estate investment trust;

∎	a controlled foreign corporation;

∎	a passive foreign investment company;

∎	a regulated investment company;

∎	an investor who is a U.S. expatriate, former U.S. citizen or former long term resident of the United States;

∎	a mutual fund;

∎	an individual retirement or other tax-deferred account;

∎	a holder liable for alternative minimum tax;

∎	a holder that actually or constructively owns 10% or more, by voting power or value, of our voting stock;

∎	a partnership or other pass-through entity for U.S. federal income tax purposes;

∎	a holder that holds ADSs as part of a straddle, hedging, constructive sale, conversion or other integrated transaction for U.S. federal income tax purposes; or

∎	a U.S. holder (as defined below) whose functional currency is not the U.S. Dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed income tax regulations issued under the Code, legislative history, and judicial and administrative interpretations thereof, all as of the date of this offering. All of the foregoing are subject to change at any time, and any change could be retroactive and could affect the accuracy of this discussion. In addition, the application and interpretation of certain aspects of the PFIC rules, referred to below, require the issuance of regulations which in many instances have not been promulgated and which may have retroactive effect. There can be no assurance that any of these regulations will be enacted or promulgated, and if so, the form they will take or the effect that they may have on this discussion. This discussion is not binding on the U.S. Internal Revenue Service, or IRS, or the courts. No ruling has been or will be sought from the IRS with respect to the positions and issues discussed herein, and there can be no assurance that the IRS or a court will not take a different position concerning the U.S. federal income tax consequences of an investment in the ADSs or that any such position would not be sustained.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE ADSs IN THEIR PARTICULAR SITUATIONS.

You are a “U.S. holder” if you are a beneficial owner of ADSs that acquired the ADSs pursuant to this offering and you are:

∎	an individual who is a citizen or resident of the United States;

∎	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

∎	an estate whose income is subject to U.S. federal income tax regardless of its source; or

∎

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

In addition, this discussion is limited to holders who are not resident in France for purposes of the income tax treaty between the United States and France.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the ADSs, the U.S. tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of the ADSs that is a partnership and partners in such a partnership should consult their own tax advisors concerning the U.S. federal income tax consequences of purchasing, owning and disposing of ADSs.

A “non-U.S. holder” is a beneficial owner of ADSs that acquired the ADSs pursuant to this offering and that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

Generally, holders of ADSs should be treated for U.S. federal income tax purposes as holding the ordinary shares represented by the ADSs. Accordingly, no gain or loss will be recognized upon an exchange of ordinary shares for ADSs or an exchange of ADSs for ordinary shares. Nevertheless, U.S. holders should consult their tax advisers regarding their beneficial ownership of ordinary shares for U.S. federal income tax purposes, including with respect to the credibility of foreign taxes, if any.

PFIC Considerations

The Code provides special rules regarding certain distributions received by U.S. persons with respect to, and sales, exchanges and other dispositions, including pledges, of, shares of stock (including ordinary shares represented by ADSs) in a PFIC. A non-U.S. corporation will be treated as a PFIC for any taxable year in which either: (1) at least 75% of its gross income is “passive income” or (2) at least 50% of its gross assets during the taxable year (based on the average of the fair market values of the assets determined at the end of each quarterly period) are “passive assets,” which generally means that they produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, rents, royalties, gains from commodities and securities transactions, and gains from assets that produce passive income. In determining whether a foreign corporation is a PFIC, a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although the matter is not free from doubt, we do not believe that we were a PFIC for the taxable year ended December 31, 2021. However, it is possible that we were a PFIC for the taxable year ended December 31, 2022 and/or will be a PFIC for the current or subsequent taxable years. In particular, the decline in the market value of the ADSs and our ordinary shares during the taxable year ended December 31, 2022 has increased the likelihood that we will be considered a PFIC for such taxable year. PFIC status must be determined annually and therefore is subject to change. Because this determination is made annually at the end of each taxable year and is dependent upon a number of factors, some of which are beyond our control, including the amount and nature of our income, as well as on the market valuation of our assets (which may be determined in large part by reference to the market value of the ADSs and our ordinary shares, which may fluctuate substantially) and our spending schedule for our cash balances and the proceeds of this offering, and because certain aspects of the PFIC rules are not entirely certain, there can be no assurance that we are or are not a PFIC or that the IRS will agree with any position we take regarding our PFIC status. If we are not a PFIC during any taxable year in which you hold ADSs, then the remainder of the discussion under “—Material U.S. Federal Income Tax Considerations,” outside of this “—PFIC Considerations” portion may be relevant to you.

A U.S. holder that holds ADSs during any taxable year in which we qualify as a PFIC is subject to special tax rules with respect to (a) any gain realized on the sale, exchange or other disposition of the ADSs and (b) any “excess distribution” by the corporation to the holder, unless the holder elects to treat the PFIC as a “qualified electing fund,” or QEF, or makes a “mark-to-market” election, each as discussed below. An “excess distribution” is that portion of a distribution with respect to ADSs that exceeds 125% of the annual average of such distributions over the preceding three-year period or, if shorter, the U.S. holder’s holding period for its ADSs. Excess distributions and gains on the sale, exchange or other disposition of ADSs of a corporation which was a PFIC at any time during the U.S. holder’s holding period are allocated ratably to each day of the U.S. holder’s holding period. Amounts allocated to the taxable year in which the disposition occurs and amounts allocated to any period in the shareholder’s holding period before the first day of the first taxable year that the corporation was a PFIC will be taxed as ordinary income (rather than capital gain) earned in the taxable year of the disposition. Amounts allocated to each of the other taxable years in the U.S. holder’s holding period are not included in gross income for the year of the disposition, but are subject to the highest ordinary income tax rates in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to income tax deficiencies will be imposed on the resulting tax attributable to each year. The tax liability for amounts allocated to years before the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs cannot be treated as capital, even if a U.S. holder held such ADSs as capital assets.

If we are a PFIC for any taxable year during which a U.S. holder holds ADSs, then we generally will continue to be treated as a PFIC with respect to the holder for all succeeding years during which such holder holds ADSs, even if we no longer satisfy either the passive income or passive asset tests described above, unless the U.S. holder terminates this deemed PFIC status by making a “deemed sale” election. If such election is made, a U.S. holder will be deemed to have sold the ADSs at their fair market value on the last day of the last taxable year for which we were a PFIC, and any gain from such deemed sale would be subject to the excess distribution rules as described above. After the deemed sale election, the ADSs with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

If we are or become a PFIC, the excess distribution rules may be avoided if a U.S. holder makes a QEF election effective beginning with the first taxable year in the holder’s holding period in which we are treated as a PFIC with respect to such holder. A U.S. holder that makes a QEF election with respect to a PFIC is required to include in income its pro rata share of the PFIC’s ordinary earnings and net capital gain as ordinary income and capital gain, respectively, subject to a separate election to defer payment of taxes, which deferral is subject to an interest charge. If a foreign corporation ceases to be a PFIC, the U.S. holder’s QEF election would no longer require an annual income inclusion.

In general, a U.S. holder makes a QEF election by attaching a completed IRS Form 8621 to a timely filed (taking into account any extensions) U.S. federal income tax return for the year beginning with which the QEF election is to be effective. In certain circumstances, a U.S. holder may be able to make a retroactive QEF election. A QEF election can be revoked only with the consent of the IRS. In order for a U.S. holder to make a valid QEF election, the non-U.S. corporation must annually provide or make available to the holder certain information. If we were a PFIC for the taxable year ended December 31, 2022 or if we are or become a PFIC in the current or a subsequent taxable year, we intend to provide to U.S. holders the information required to make valid QEF elections. However, there can be no assurance that we will have timely knowledge of our status as a PFIC or of the required information to be provided.

As an alternative to making a QEF election, a U.S. holder may make a “mark-to-market” election with respect to its ADSs if the ADSs meet certain minimum trading requirements, as described below. If a U.S. holder makes a valid mark-to-market election for the first taxable year in which such holder holds (or is deemed to hold) ADSs in a corporation and for which such corporation is determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect of its ADSs. Instead, a U.S. holder that makes a mark-to-market election will be required to include in income each year an amount equal to the excess, if any, of the fair market value of the ADSs that the holder owns as of the close of the taxable year over the holder’s adjusted tax basis in the ADSs. The U.S. holder will be entitled to a deduction for the excess, if any, of the holder’s adjusted tax basis in the ADSs over the fair market value of the ADSs as of the close of the taxable year; provided, however, that the deduction will be limited to the extent of any net mark-to-market gains with respect to the ADSs included by the U.S. holder under the election for prior taxable years. The U.S. holder’s basis in the ADSs will be adjusted to reflect the amounts included or deducted pursuant to the election. Amounts included in income pursuant to a mark-to-market election, as well as gain on the sale, exchange or other disposition of the ADSs, will be treated as ordinary income. The deductible portion of any mark-to-market loss, as well as loss on a sale, exchange or other disposition of ADSs to the extent that the amount of such loss does not exceed net mark-to-market gains previously included in income, will be treated as ordinary loss. If a U.S. holder makes a valid mark-to-market election, any distributions made by us in a year in which we are a PFIC would generally be subject to the rules discussed below under “—Taxation of Dividends,” except the lower rate applicable to qualified dividend income would not apply. If we are not a PFIC when a U.S. holder has a mark-to-market election in effect, gain or loss realized by a U.S. holder on the sale of our ADSs will be a capital gain or loss and taxed in the manner described below under “—Taxation of Sale, Exchange or other Disposition of ADSs.”

The mark-to-market election applies to the taxable year for which the election is made and all subsequent taxable years, unless the ADSs cease to meet applicable trading requirements (described below) or the IRS consents to its revocation. The excess distribution rules generally do not apply to a U.S. holder for taxable years for which a mark-to-market election is in effect. If we are a PFIC for any year in which the U.S. holder owns ADSs but before a mark-to-market election is made, the interest charge rules described above will apply to any mark-to-market gain recognized in the year the election is made.

A mark-to-mark election is available only if the ADSs are considered “marketable” for these purposes. ADSs will be marketable if they are regularly traded on a national securities exchange that is registered with the SEC (such as the Nasdaq Global Market) or on a non-U.S. exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. For these purposes, ADSs will be considered regularly traded during any calendar year during which more than a de minimis quantity of the ADSs is traded on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Each U.S. holder should ask its own tax advisor whether a mark-to-market election is available or desirable.

If we are a PFIC for any year in which a U.S. holder holds ADSs, such U.S. holder must generally file an IRS Form 8621 annually. A U.S. holder must also provide such other information as may be required by the U.S. Treasury Department if the U.S. holder (1) receives certain direct or indirect distributions from a PFIC, (2) recognizes gain on a direct or indirect disposition of ADSs, or (3) makes certain elections (including a QEF election or a mark-to-market election) reportable on IRS Form 8621.

Under attribution rules, if we are a PFIC, U.S. holders of our ADSs will be deemed to own their proportionate shares of our subsidiaries that are PFICs, if any. Like the determination of whether we are a PFIC, the determination of whether any of our subsidiaries is a PFIC is made annually at the end of each taxable year. Assuming a U.S. holder does not receive from a PFIC subsidiary the information that the U.S. holder needs to make a QEF election with respect to such a subsidiary, a U.S. holder generally will be deemed to own a portion of the shares of such lower-tier PFIC and may incur liability for a deferred tax and interest charge if we receive a distribution from, or dispose of all or part of our interest in, or the U.S. holder otherwise is deemed to have disposed of an interest in, the lower-tier PFIC, even though the U.S. holder has not received the proceeds of those distributions or dispositions directly. We currently do not have any non-U.S. subsidiaries that could be PFIC subsidiaries.

U.S. holders are urged to consult their tax advisors as to our status as a PFIC, and, if we are treated as a PFIC, as to the effect on them of, and the reporting requirements with respect to, the PFIC rules and the desirability of making, and the availability of, either a QEF election or a mark-to-market election with respect to our ADSs.

Taxation of Dividends

U.S. Holders. Subject to the PFIC rules described above under “—PFIC Considerations,” if you are a U.S. holder, you must include in your gross income the gross amount of any distributions of cash or property (other than certain pro rata distributions of ADSs) with respect to ADSs, to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. A U.S. holder must include the dividend as ordinary income at the time of actual or constructive receipt. The amount of any dividend income paid in Euro will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. holder may have foreign currency gain or loss if the dividend is converted into

U.S. dollars after the date of receipt. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the ADSs and thereafter as capital gain from the sale or exchange of such ADSs. Notwithstanding the foregoing, we do not intend to maintain calculations of our earnings and profits as determined for U.S. federal income tax purposes. Consequently, distributions generally will be reported as dividend income for U.S. information reporting purposes. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

Subject to the PFIC rules described above under “—PFIC Considerations,” dividends paid by a non-U.S. corporation generally will be taxed at the preferential tax rates applicable to long-term capital gain of non-corporate taxpayers if (a) such non-U.S. corporation is eligible for the benefits of certain U.S. treaties or the dividend is paid by such non-U.S. corporation with respect to stock that is readily tradable on an established securities market in the United States, (b) the U.S. holder receiving such dividend is an individual, estate, or trust, (c) such dividend is paid on shares that have been held by such U.S. holder for at least 61 days during the 121-day period beginning 60 days before the “ex-dividend date,” and (d) we are not a PFIC in the year of the dividend or the immediately preceding year. If the requirements of the immediately preceding sentence are not satisfied, a dividend paid by a non-U.S. corporation to a U.S. holder, including a U.S. holder that is an individual, estate, or trust, generally will be taxed at ordinary income tax rates (and not at the preferential tax rates applicable to long-term capital gains). As discussed above under “—PFIC Considerations,” it is possible that we will be a PFIC for the taxable year ending December 31, 2022 or for subsequent taxable years. The dividend rules are complex, and each U.S. holder should consult its own tax advisor regarding the dividend rules.

The amount of dividend will include any amounts withheld by the Company in respect of French taxes. Subject to applicable limitations, some of which vary depending upon the U.S. holder’s circumstances and subject to the discussion above regarding concerns expressed by the U.S. Treasury, French income taxes withheld from dividends on ADSs at a rate not exceeding the rate provided by the Treaty will be creditable against the U.S. holder’s U.S. federal income tax liability.

Dividends received generally will be income from non-U.S. sources, which may be relevant in calculating your U.S. foreign tax credit limitation. Such non-U.S. source income generally will be “passive category income,” or in certain cases “general category income” or “foreign branch” income, which is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you. The rules with respect to the foreign tax credit are complex and involve the application of rules that depend upon a U.S. holder’s particular circumstances. You should consult your own tax advisor to determine the foreign tax credit implications of owning the ADSs.

Non-U.S. Holders. If you are a non-U.S. holder, dividends paid to you generally will not be subject to U.S. income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment (or in the case of an individual, a fixed place of business) that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases you generally will be taxed in the same manner as a U.S. holder (other than with respect to the Medicare Tax described below). If you are a corporate non-U.S. holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Taxation of Sale, Exchange or other Disposition of ADSs

U.S. Holders. Subject to the PFIC rules described above under “—PFIC Considerations,” if you are a U.S. holder and you sell, exchange or otherwise dispose of your ADSs, you generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the value of the amount realized and your tax basis in your ADSs. Gain or loss recognized on such a sale, exchange or other disposition of ADSs generally will be long-term capital gain if you have held the ADSs for more than one year. Long-term capital gains of U.S. holders who are individuals (as well as certain trusts and estates) are generally taxed at preferential rates. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes, unless it is attributable to an office or other fixed place of business outside the United States and certain other conditions are met. Your ability to deduct capital losses is subject to limitations. As discussed above under “—PFIC

Considerations,” it is possible that we were a PFIC for the taxable year ended December 31, 2022 and/or will be a PFIC for the current or subsequent taxable years.

Non-U.S. Holders. If you are a non-U.S. holder, you will not be subject to U.S. federal income tax on gain recognized on the sale, exchange or other disposition of your ADSs unless:

∎

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment (or in the case of an individual, a fixed place of business) that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

∎	you are an individual, you are present in the United States for 183 or more days in the taxable year of such sale, exchange or other disposition and certain other conditions are met.

In the first case, the non-U.S. holder will be taxed in the same manner as a U.S. holder (other than with respect to the Medicare Tax described below). In the second case, the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the amount by which such non-U.S. holder’s U.S.-source capital gains exceed such non-U.S. holder’s U.S.-source capital losses.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Medicare Tax

Certain U.S. holders who are individuals, estates or trusts are required to pay a 3.8% Medicare surtax on all or part of that holder’s “net investment income”, which includes, among other items, dividends on, and capital gains from the sale or other taxable disposition of, the ADSs, subject to certain limitations and exceptions. Prospective investors should consult their own tax advisors regarding the effect, if any, of this surtax on their ownership and disposition of the ADSs.

Information with Respect to Foreign Financial Assets

U.S. holders that are individuals (and, to the extent provided in regulations, certain entities) that own “specified foreign financial assets,” including possibly the ADSs, with an aggregate value in excess of $50,000 are generally required to file IRS Form 8938 with information regarding such assets. Depending on the circumstances, higher threshold amounts may apply. Specified foreign financial assets include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in non-U.S. entities. If a U.S. holder is subject to this information reporting regime, the failure to timely file IRS Form 8938 may subject the U.S. holder to penalties. In addition to these requirements, U.S. holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Department of Treasury. Prospective investors are encouraged to consult their own tax advisors with respect to these and other reporting requirements that may apply to their acquisition of the ADSs.

Backup Withholding and Information Reporting

In general, information reporting requirements will apply to distributions made on our ADSs within the United States to a non-corporate U.S. holder and to the proceeds from the sale, exchange, redemption or other disposition of ADSs by a non-corporate U.S. holder to or through a U.S. office of a broker. Payments made (and sales or other dispositions effected at an office) outside the U.S. will be subject to information reporting in limited circumstances.

In addition, U.S. holders may be subject to backup withholding with respect to dividends on and proceeds from the sale, exchange or other disposition of the ADSs. A paying agent within the United States will be required to withhold at the applicable statutory rate, currently 24%, in respect of any payments of dividends on, and the proceeds from the disposition of, ADSs within the United States to a U.S. holder (other than U.S. holders that are exempt from backup withholding and properly certify their exemption) if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements. U.S. holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. holder’s U.S. federal income tax liability. A U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information. U.S. holders are advised to consult with their own tax advisors regarding the application of the United States information reporting rules to their particular circumstances.

A non-U.S. holder generally may eliminate the requirement for information reporting and backup withholding by providing a properly completed and duly executed certification of its non-U.S. status to the payor, under penalties of perjury, on IRS Form W-8BEN, W-8BEN-E or other appropriate W-8, as applicable. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining the exemption.

The foregoing does not purport to be a complete analysis of the potential tax considerations relating to the offering. Prospective investors should consult their own tax advisors as to the particular tax considerations applicable to them relating to the purchase, ownership and disposition of the ADSs, including the applicability of U.S. federal, state and local tax laws or non-tax laws, non-U.S. tax laws and any changes in applicable tax laws, and any pending or proposed legislation or regulations.

Material French Income Tax Considerations

The following describes the material French income tax consequences to U.S. Holders (as defined below) of purchasing, owning and disposing of the ADSs and, unless otherwise noted, this discussion is the opinion of Jones Day, our French tax counsel, insofar as it relates to matters of French tax law and legal conclusions with respect to those matters.

This discussion does not purport to be a complete analysis or listing of all potential tax effects of the acquisition, ownership or disposition of our securities to any particular investor, and does not discuss tax considerations that arise from rules of general application or that are generally assumed to be known by investors. All of the following is subject to change. Such changes could apply retroactively and could affect the consequences described below.

In 2011, France introduced a comprehensive set of new tax rules applicable to French assets that are held by or in foreign trusts. Official guidelines issued by the French tax authorities were recently published on such rules (on March 30, 2022). These rules and guidelines, among other things, provide for the inclusion of trust assets in the settlor’s net assets for purpose of applying the French wealth tax, for the application of French gift and death duties to French assets held in trust, for a specific tax on capital on the French assets of foreign trusts not already subject to the French wealth tax and for a number of French tax reporting and disclosure obligations. The following discussion does not address the French tax consequences applicable to securities (including ADSs) held in trusts. If securities are held in trust, the grantor, trustee and beneficiary are urged to consult their own tax advisor regarding the specific tax consequences of acquiring, owning and disposing of securities.

The description of the French income tax and wealth tax consequences set forth below is based on the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital of August 31, 1994 which came into force on December 30, 1995 (as amended by any subsequent protocols, including the protocol of January 13, 2009), and the tax guidelines issued by the French tax authorities in force as of the date of this prospectus supplement, or the Treaty.

For the purposes of this discussion, the term “U.S. Holder” means a beneficial owner of securities that is (1) an individual who is a U.S. citizen or resident for U.S. federal income tax purposes, (2) a U.S. domestic corporation or certain other entities created or organized in or under the laws of the United States or any state thereof, including the District of Columbia, or (3) otherwise subject to U.S. federal income taxation on a net income basis in respect of securities.

If a partnership holds securities, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If a U.S. Holder is a partner in a partnership that holds securities, such holder is urged to consult its own tax advisor regarding the specific tax consequences of acquiring, owning and disposing of securities.

This discussion applies only to investors that hold our securities as capital assets that have the U.S. dollar as their functional currency, that are entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty, and whose ownership of the securities is not effectively connected to a permanent establishment or a fixed base in France. Certain U.S. Holders (including, but not limited to, U.S. expatriates, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, banks, insurance companies, regulated investment companies, tax-exempt organizations, financial institutions, persons subject to the alternative minimum tax, persons who acquired the securities pursuant to the exercise of employee share options or otherwise as compensation, persons that own (directly, indirectly or by attribution) 5% or more of our voting stock or 5% or more of our outstanding share capital, dealers in securities or currencies, brokers, mutual funds, individual retirement or other tax-deferred accounts persons that elect to mark their securities to market for U.S. federal income tax purposes and persons holding securities as a position in a synthetic security, straddle or conversion transaction) may be subject to special rules not discussed below.

U.S. Holders are urged to consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of securities in light of their particular circumstances, especially with regard to the “Limitations on Benefits” provision.

Estate and Gift Taxes and Transfer Taxes

In general, a transfer of securities by gift or by reason of death of a U.S. Holder that would otherwise be subject to French gift or inheritance tax, respectively, will not be subject to such French tax by reason of the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Estates, Inheritances and Gifts, dated November 24, 1978, unless the donor or the transferor is domiciled in France at the time of making the gift or at the time of his or her death, or the securities were used in, or held for use in, the conduct of a business through a permanent establishment or a fixed base in France.

Financial Transactions Tax

Pursuant to Article 235 ter ZD of the French Tax Code (Code général des impôts), or the FTC, purchases of certain securities issued by a French company, including ordinary shares and ADSs, which are listed on a regulated market of the EU or an exchange market formally acknowledged by the AMF (in each case within the meaning of the French Monetary and Financial Code, or the FMFC) are subject in France to a 0.3% tax on financial transactions, or the TFT, provided inter alia that the issuer’s market capitalization exceeds €1.0 billion at December 1 of the year preceding the taxation year. The Nasdaq Global Market is not currently acknowledged by the AMF but this may change in the future.

At December 1, 2022, our market capitalization did not exceed €1.0 billion.

A list of relevant French companies whose market capitalization exceeds €1.0 billion as of December 1 of the year preceding the taxation year within the meaning of Article 235 ter ZD of the FTC used to be published annually by the French Ministry of Economy. It is now published by the French tax authorities, and could be amended at any time. Pursuant to Regulations BOI-ANNX-000467- 21/12/2022 issued on December 21, 2022, we are currently not included in such list. Please note that such list may be updated from time to time, or may not be published anymore in the future.

As a result, neither the ADSs nor the ordinary shares are currently within the scope of the TFT.

Purchases of our securities may however become subject to the TFT at January 1, 2024, if our market capitalization exceeds €1.0 billion at December 1, 2023.

Registration Duties

In the case where the TFT is not applicable, (1) transfers of shares issued by a French company which are listed on a regulated or organized market within the meaning of the FMFC are subject to uncapped registration duties at the rate of 0.1% if the transfer is evidenced by a written statement (acte) executed either in France or outside France, whereas (2) transfers of shares issued by a French company which are not listed on a regulated or organized market within the meaning of the FMFC are subject to uncapped registration duties at the rate of 0.1% notwithstanding the existence of a written statement (acte).

As ordinary shares of Cellectis are listed on Euronext Growth, which is an organized market within the meaning of the FMFC, their transfer should be subject to uncapped registration duties at the rate of 0.1% subject to the existence of a written agreement (acte).

Although there is neither case law nor official guidelines published by the French tax authorities on this point, transfers of ADSs should remain outside of the scope of the aforementioned 0.1% registration duties.

Wealth Tax

The French wealth tax (impôt de solidarité sur la fortune) has been repealed by the finance bill for 2018 dated December 30, 2017. It has been replaced by a new real estate wealth tax (impôt sur la fortune immobilière) as from January 1, 2018. The scope of such new tax is narrowed to real estate assets (and certain assets deemed to be real estate assets) or rights, directly or indirectly through one or more legal entities and whose net taxable assets amount to at least €1.3 million. Cellectis’ securities owned by a U.S. Holder should not fall within the scope of the new real estate wealth tax provided that such U.S. Holder does not own directly or indirectly a shareholding exceeding 10% of the financial rights and voting rights of Cellectis.

Taxation of Dividends

Dividends paid by a French corporation to non-residents of France are generally subject to French withholding tax at a rate of 25%. Such withholding tax may be reduced to 12.8% for dividends paid to non-resident individuals. Dividends paid by a French corporation in a non-cooperative State or territory, as defined in Article 238-0 A of the FTC other than those mentioned in 2° of 2 bis of the same Article 238-0 A of the FTC, will generally be subject to French withholding tax at a rate of 75%. However, eligible U.S. Holders entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty who are U.S. residents, as defined pursuant to the provisions of the Treaty, will not be subject to this 12.8%, 25% or 75% withholding tax rate, but may be subject to the withholding tax at a reduced rate (as described below).

Under the Treaty, the rate of French withholding tax on dividends paid to an eligible U.S. Holder who is a U.S. resident as defined pursuant to the provisions of the Treaty and whose ownership of the ordinary shares or ADSs is not effectively connected with a permanent establishment or fixed base that such U.S. Holder has in France, is generally reduced to 15%, or to 5% if such U.S. Holder is a corporation and owns directly or indirectly at least 10% of the share capital of the issuer; such U.S. Holder may claim a refund from the French tax authorities of the amount withheld in excess of the Treaty rates of 15% or 5%, if any.

For U.S. Holders that are not individuals but are U.S. residents, as defined pursuant to the provisions of the Treaty, the requirements for eligibility for Treaty benefits, including the reduced 5% or 15% withholding tax rates contained in the “Limitation on Benefits” provision of the Treaty, are complicated, and certain technical changes were made to these requirements by the protocol of January 13, 2009. U.S. Holders are advised to consult their own tax advisors regarding their eligibility for Treaty benefits in light of their own particular circumstances.

In the event that dividends are paid by Cellectis, dividends paid to an eligible U.S. Holder may immediately be subject to the reduced rates of 5% or 15% provided that such holder establishes before the date of payment that it is a U.S. resident under the Treaty by completing and providing the depositary with a treaty form (Form 5000). Otherwise, dividends paid to a U.S. Holder that is a legal person or another legal entity and has not filed the Form 5000 before the dividend payment date will be subject to French withholding tax at the rate of 25%, or 75% for any U.S. Holder if paid in a non-cooperative State or territory as defined in Article 238-0 A of the FTC other than those mentioned in 2° of 2 bis of the same Article 238-0 A of the FTC (unless the Company proves that neither the purpose nor the effect of paying the dividend in that State or territory are that of allowing, with the intent of tax evasion or avoidance, their location in such a State or territory), and then reduced at a later date to 5% or 15%, provided that such holder duly completes and provides the French tax authorities with the treaty forms Form 5000 and Form 5001 before December 31 of the second calendar year following the year during which the dividend is paid.

Certain qualifying pension funds and certain other tax-exempt entities are subject to the same general filing requirements as other U.S. Holders except that they may have to supply additional documentation evidencing their entitlement to these benefits.

Form 5000 and Form 5001, together with appropriate instructions, will be provided by the depositary to all U.S. Holders registered with the depositary. The depositary will arrange for the filing with the French tax authorities of all such forms properly completed and executed by U.S. Holders of ordinary shares or ADSs and returned to the depositary in sufficient time so that they may be filed with the French tax authorities before the distribution in order to obtain immediately a reduced withholding tax rate.

In addition, pursuant to Article 235 quater of the FTC and under certain conditions (in particular reporting obligations), a corporate U.S. Holder which is in a tax loss position for the fiscal year during which the dividend is received may be entitled to a deferral regime, and obtain a withholding tax refund. The tax deferral ends in respect of the first financial year during which this U.S. Holder is in a profit making position, as well as in the cases set out in Article 235 quater of the FTC.

Tax on Sale or Other Disposition

As a matter of principle, under French tax law, a U.S. Holder should not be subject to any French tax on any capital gain from the sale, exchange, repurchase or redemption by us of ordinary shares or ADSs, provided that all of the following apply to such holder:

∎	it is not a French tax resident for French tax purposes;

∎

it has not held more than 25% of our dividend rights, known as “droits aux bénéfices sociaux” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives; and

∎

it has not transferred ordinary shares or ADSs as part of redemption by Cellectis, in which case the proceeds may under certain circumstances be partially or fully characterized as dividends under French domestic law and, as a result, be subject to French dividend withholding tax. As an exception, a U.S. Holder established, domiciled or incorporated in a non-cooperative State or territory as defined in Article 238-0 A of the FTC other than those mentioned in 2° of 2 bis of the same Article 238-0 A of the FTC should be subject to a 75% withholding tax in France on any such capital gain, regardless of the fraction of the dividend rights it holds.

In general, under the Treaty, a U.S. Holder who is a U.S. resident for purposes of the Treaty will not be subject to French tax on any capital gain from the redemption (other than redemption proceeds characterized as dividends under French domestic tax law or administrative guidelines), sale or exchange of ordinary shares or ADSs unless the ordinary shares or ADSs form part of the business property of a permanent establishment or fixed base that the U.S. Holder has in France.

A U.S. Holder that is not a U.S. resident for Treaty purposes or is not entitled to Treaty benefit (and in both cases is not resident, established or incorporated in a non-cooperative State or territory as defined in Article 238-0 A of the FTC other than those mentioned in 2° of 2 bis of the same Article 238-0 A of the FTC) and has held more than 25% of our dividend rights, known as “droits aux bénéfices sociaux” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives, will be subject to a levy in France at the rate of 25%, if such U.S. Holder is a legal person, or 12.8% if such U.S. Holder is an individual.

Special rules apply to U.S. Holders who are residents of more than one country.

The discussion above is a summary of the material French tax consequences of an investment in our ADSs or ordinary shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change, possibly with retroactive effect. It does not cover all tax matters that may be of importance to a prospective investor. Each prospective investor is urged to consult its own tax advisor about the tax consequences to it of an investment in ADSs in light of the investor’s own circumstances.

EXPENSES

Set forth below is an itemization of the estimated total expenses, excluding underwriting commissions, which are payable by us in connection with the offer and sale of ADSs using this prospectus supplement.

SEC registration fee	$	N/A
FINRA filing fee	$	N/A
Legal fees and expenses		$250,000
Accounting fees and expenses		$90,000
Miscellaneous		$160,000

Total		$500,000

MATERIAL CHANGES

Except as described in this prospectus supplement or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 and in our reports on Form 6-K incorporated by reference into this prospectus supplement, no reportable material changes have occurred since December 31, 2021.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus supplement. A related registration statement on Form F-6 has been filed with the SEC to register the ADSs. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement on Form F-3, do not contain all of the information included in the registration statement on Form F-3.

We are subject to certain of the informational and periodic reporting requirements of the Exchange Act applicable to foreign private issuers and fulfill the obligations with respect to those requirements by filing reports with the SEC. However, as a foreign private issuer, we and our shareholders are exempt from some SEC reporting requirements, including proxy solicitation rules, short-swing insider profit disclosure rules of Section 16 of the Exchange Act with respect to our ordinary shares and the rules regarding the furnishing of quarterly reports to the SEC, which are required to be furnished only if required or otherwise provided in our home country domicile. The SEC maintains a website that contains reports and information statements and other information about issuers, such as ourselves, who file electronically with the SEC. The address of that website is www.sec.gov.

Our ordinary shares are listed on the Euronext Growth market of Euronext in Paris and on the Nasdaq Global Market, the latter in the form of ADSs. You can consult reports and other information about us that are filed pursuant to the rules of the Euronext Growth market of Euronext in Paris and of the Nasdaq Global Market at these exchanges.

You may request a copy of this prospectus supplement, the accompanying prospectus and any of the information that is incorporated by reference in this prospectus supplement and any document summarized in this prospectus supplement, without charge, upon written or oral request. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to Investor Relations, Cellectis S.A., 8, rue de la Croix Jarry, 75013 Paris, France, or Tel. +33 1 81 69 16 00.

We also maintain a website at www.cellectis.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in the documents that we file with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC:

∎	Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 3, 2022 (SEC File No. 001-36891);

∎

Reports on Form 6-K, furnished to the SEC on May  12, 2022 (including Exhibit 99.1 thereto), June  28, 2022 (including Exhibit 99.1 thereto), August 4, 2022 (as amended on August  31, 2022) (including Exhibit 99.1 thereto), September  22, 2022, September  28, 2022 (including Exhibit 99.1 thereto), November  3, 2022 (including Exhibit 99.1 thereto) (Interim Report), December  13, 2022, January 4, 2023 (EIB), January 4,  2023 (including the Exhibits thereto) (ATM), January 4, 2023 (Godard), January 17, 2023 (Calyxt) and January 20, 2023 (including Exhibit 99.1 thereto). each of which stated that it would be incorporated by reference into our registration statements;

∎	Report on Form 6-K, furnished to the SEC on June 28, 2022 (excluding Exhibit 99.1), reporting the voting results for our combined ordinary and extraordinary general meeting; and

∎

the description of our ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on March 23, 2015, including any amendment or report filed for the purpose of updating such description, including the description of the our securities included as Exhibit 2.3 to the Company’s Annual Report on Form 20-F filed with the SEC on March  3, 2022.

We are also incorporating by reference any additional documents we may file with the SEC under the Exchange Act, including all subsequent annual reports on Form 20-F that we file with the SEC and those of our reports on Form 6-K that we furnish to the SEC that we specifically identify in such form as being incorporated by reference into this prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus supplement.

Since information in this prospectus supplement and the accompanying prospectus may be modified by information included in subsequent Exchange Act filings that we incorporate by reference, only the information as modified will be a part of this prospectus supplement and the accompanying prospectus. Other information in this prospectus supplement and the accompanying prospectus will not be affected by the replacement of this superseded information, nor will an investor’s ability to rely on such superseded information be affected, to the extent such reliance occurs prior to the delivery of the superseding information.

LEGAL MATTERS

Jones Day, New York, New York, is representing the company in connection with this offering. Jones Day, Paris, France, will pass upon the validity of the ordinary shares represented by the ADSs offered hereby and other legal matters concerning this offering relating to French law, including matters of French income tax law. Cooley LLP, New York, New York, and Gide Loyrette Nouel A.A.R.P.I, Paris, France are representing the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Cellectis appearing in Cellectis’ Annual Report on Form 20-F for the year ended December 31, 2021 and the effectiveness of Cellectis’ internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young et Autres, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The offices of Ernst & Young et Autres are located at Tour First, 1 place des Saisons, 92037 Paris—La Défense Cedex, France.

PROSPECTUS

$200,000,000

Ordinary Shares

American Depositary Shares, representing Ordinary Shares

Preferred Shares

Warrants

We may offer from time to time up to $200,000,000 of the securities described in this prospectus, either individually or in any combination, in one or more offerings at prices and on terms that will be determined at the time of the offering.

We may offer and sell these securities on a continuous or delayed basis to or through one or more underwriters, dealers and agents, or directly to purchasers, or through any combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Other than any securities sold in connection with a rights offering, we will only sell securities pursuant to this prospectus for which preferential subscription rights shall have been waived by our shareholders in accordance with French law.

Our ordinary shares may be sold in the form of American Depositary Shares, or ADSs. Each ADS represents one ordinary share. Our ADSs are listed on the Nasdaq Global Market under the symbol “CLLS”. On June 23, 2022, the last reported sale price of our ADSs was $3.19 per ADS.

The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Market or any other securities market or other exchange with respect to the securities covered by such prospectus supplement. The preferred shares and warrants described in this prospectus have not been approved for listing on any market or exchange, and we have not made any application for such listing.

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer these securities. We will provide the specific terms of any offering of securities in one or more supplements to this prospectus. Such prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest. This prospectus may not be used to consummate a sale of securities unless accompanies by the applicable prospectus supplement.

Investing in our securities involves risks. See “Risk Factors”.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 7, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus relates to the sale of our ordinary shares, including in the form of ADSs, as well as preferred shares or warrants, either individually or in any combination, for an aggregate offering price of up to $200,000,000.

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may sell the securities described in this prospectus from time to time in the future in one or more offerings.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement, together with the information incorporated by reference and any other offering materials. See “Where You Can Find More Information” and “Incorporation of Information by Reference.”

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Cellectis,” “the Company,” “we,” “us,” and “our” refer to Cellectis S.A. and its consolidated subsidiaries. All references in this prospectus to “$,” “U.S. dollars,” “dollars” and “USD” mean U.S. dollars and all references to “€” and “euros” mean euros, unless otherwise noted. References to “Calyxt” refer to our majority-owned subsidiary, Calyxt, Inc.

We have not authorized anyone to provide any information other than that contained in this prospectus, any applicable prospectus supplement or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We have not authorized any other person to provide you with different information. We take no responsibility for, and provide no assurances as to the reliability of, any other information that others may give you.

You should assume that the information in this prospectus, any applicable prospectus supplement, any document incorporated by reference herein or therein, and any free writing prospectus prepared by or on behalf of us to which we have referred you is accurate only as of the respective date on the front of the applicable document, regardless of the time of delivery. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not making an offer to sell or a solicitation of an offer to buy any securities described herein in any jurisdiction in which an offer or solicitation is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

ii

TRADEMARKS

We own various trademark registrations and applications, and unregistered trademarks and service marks, including “Cellectis®”, “TALEN®” and our corporate logos, and all such trademarks and service marks appearing in this prospectus and any prospectus supplement are the property of Cellectis. Calyxt owns the names PlantSpring and BioFactory as well as trademarks Calyxt® and Calyno®. All other trade names, trademarks and service marks of other companies appearing in this prospectus or any prospectus supplement are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus and any prospectus supplement may be referred to without the ® and ™ symbols, but such references, or the failure of such symbols to appear, should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contain and incorporate by reference “forward-looking statements” within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995. All statements other than present and historical facts and conditions, including statements regarding our future results of operations and financial position, business strategy, plans and our objectives for future operations, are forward-looking statements. We use words such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions to identify forward-looking statements.

Forward-looking statements are made in light of information currently available to us and represent our current judgment on what the future may hold. However, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors and uncertainties. Many important factors, in addition to the factors described in this prospectus and any prospectus supplement, which may adversely affect such forward-looking statements are set forth in Part I, Item 3.D. of our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, as updated by our subsequent Annual Reports on Form 20-F, Current Reports on Form 6-K and the other documents incorporated by reference herein. See “Where You Can Find More Information” and “Incorporation of Information by Reference.” Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Accordingly, you should not place undue reliance on any forward-looking statements contained or incorporated by reference in this prospectus, the applicable prospectus supplement or the documents incorporated by reference herein and therein.

Forward-looking statements apply only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

iii

CELLECTIS S.A.

We are a clinical stage biotechnological company, employing our core proprietary technologies to develop best-in-class products in the field of immuno-oncology. Our product candidates, based on gene-edited T-cells that express chimeric antigen receptors, or CARs, seek to harness the power of the immune system to target and eradicate cancer cells. We believe that CAR-based immunotherapy is one of the most promising areas of cancer research, representing a new paradigm for cancer treatment. We are designing next-generation immunotherapies that are based on gene-edited CAR T-cells. Our gene-editing technologies allow us to create allogeneic CAR T-cells, meaning they are derived from healthy donors rather than the patients themselves. We believe that the production of allogeneic CAR T-cells will allow us to develop cost-effective, off-the-shelf products that are capable of being cryopreserved, stored and distributed worldwide. Our gene-editing expertise also enables us to develop product candidates that feature certain safety and efficacy attributes, including control properties designed to prevent them from attacking healthy tissues, to enable them to tolerate standard oncology treatments, and to equip them to resist mechanisms that inhibit immune-system activity. In addition to our focus on immuno-oncology, we are exploring the use of our gene-editing technologies in other therapeutic applications. We also own 51.4% (as of May 5, 2022) of Calyxt, which is a plant-based synthetic biology company that leverages its proprietary PlantSpring™ technology to engineer plant metabolism to produce innovative, high-value plant-based chemistries for use in customers’ materials and products.

Our legal and commercial name is Cellectis S.A. We were incorporated as a société anonyme, or S.A., under the laws of the French Republic on January 4, 2000 for a period of 99 years. We are registered at the Paris Registre du Commerce et des Sociétés under the number 428 859 052. Our principal executive offices are located at 8, rue de la Croix Jarry, 75013 Paris, France, and our telephone number is +33 1 81 69 16 00. Our agent for service of process in the United States is Cellectis, Inc. We also maintain a website at www.cellectis.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended, that are incorporated herein by reference. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline, in which case you may lose all or part of your investment. For more information see “Where You Can Find More Information” and “Incorporation of Information by Reference.”

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2022. You should read this table together with our financial statements and the related notes thereto incorporated by reference herein and the other financial information incorporated by reference into this prospectus.

As of March 31, 2022
in thousands
Cash and cash equivalents	$154,868

Non-current financial liabilities	$18,345
Share capital:
Ordinary shares, €0.05 nominal value: 43,039,180 issued and outstanding	2,945
Premiums related to the share capital	934,696
Currency translation adjustment	(18,021)
Retained earnings	(584,129)
Net income (loss)	(114,197)
Non controlling interests	15,181

Total shareholders’ equity	$236,474

Total capitalization	$254,819

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital summarizes certain provisions of our By-laws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our By-laws, copies of which have been filed with the SEC. Holders of ADSs will be able to exercise their rights with respect to the ordinary shares underlying the ADSs only in accordance with the terms of the deposit agreement. See “Description of American Depositary Shares” for more information.

General

As of March 31, 2022, our outstanding share capital consisted of a total of 43,039,180 issued and fully paid ordinary shares, with nominal value €0.05 per share. We have no preferred shares outstanding.

Under French law, our By-laws set forth only our issued and outstanding share capital as of the date of the By-laws. Our fully diluted share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon exercise of outstanding employee warrants, employee share options and non-employee warrants, as granted by our board of directors.

We are entitled under French law to issue preferred shares but our By-laws do not currently specify specific characteristics or rights attached to any specific category of preferred shares, which would be determined by the extraordinary general meeting convened for such purpose.

Key Provisions of Our By-laws and French Law

The description below reflects the terms of our By-laws, and summarizes the material rights of holders of our ordinary shares under French law. Please note that this is only a summary and is not intended to be exhaustive. For further information, please refer to the full version of our By-laws which is included as an exhibit to the registration statement of which this prospectus is a part. In the event that our By-laws are modified in connection with the establishment of a specific category of preferred shares, the rights of holders of such preferred shares under our By-laws and French law will be described in the applicable prospectus supplement.

Corporate Purpose

Our corporate purpose, which is set forth in Article 3 of our By-laws, in France and abroad includes:

•

all activities related to genetics and more specifically to genome engineering, in particular, research, development and invention, filing and use of patents and trademarks, sale and marketing, advising and assisting, in all areas, in particular in the agro-food, pharmaceutical, textile and environmental sectors; and

•

more generally, all industrial, commercial, financial and civil transactions and transactions involving real estate or movable property relating directly or indirectly to any of the aforementioned corporate purposes or any similar or related purpose.

Directors

Board Composition. Under French law, a société anonyme must have at least three and may have up to 18 directors. The number of directors is fixed by or in the manner provided in the by-laws. The sections of the By-laws relating to the number of directors and election and removal of a director from office may only be modified by a resolution adopted by a two-thirds majority of the votes cast of our shareholders present, represented by a proxy or voting by mail at the meeting. The votes cast do not include votes attached to shares held by shareholders who did not take part in the vote, abstained or voted blank or null. Under French law, directors are elected at the ordinary general shareholders’ meeting by a simple majority vote, and may be removed from office, with or without cause, at any shareholders’ meeting without notice or justification, by a simple majority vote.

Quorum and Voting. The board of directors may only deliberate if at least half of the directors attend the applicable meeting in the manner provided for in our By-laws. In particular, French law and the charter of the board of directors allow directors to attend meetings of the board of directors in person or, to the extent permitted by applicable law, by videoconference or other telecommunications arrangements. The board of directors may also take by written consultation certain decisions restrictively listed by French law. In addition, our By-Laws allow a director to grant another director a proxy to represent him or her at a meeting of the board of directors, but no director can hold more than one proxy at any meeting. Decisions of the board of directors are adopted by the majority of the voting rights held by the directors present or represented, it being specified that in case of a vote-split, the Chairman of the board of directors shall have a casting vote

Directors’ Voting Powers on Proposal, Arrangement or Contract in which any Director is Materially Interested. Under French law, any agreement entered into (directly or through an intermediary) between us and any director that is not entered into (1) in the ordinary course of business and (2) under standard terms and conditions is subject to the prior authorization of the board of directors, excluding the vote of the interested director.

The foregoing requirements also apply to agreements between us and another company, provided that the company is not one of our wholly-owned subsidiaries, if one of our directors is the owner or a general partner, manager, director, general manager or member of the executive or supervisory board of the other company, as well as to agreements in which one of our directors has an indirect interest.

Directors’ Compensation. The aggregate amount of compensation (formerly named “jetons de présence”) of the board of directors is determined at the shareholders’ annual ordinary general meeting. The board of directors then divides all or part (at the board’s discretion) of this aggregate amount among some or all of its members by a simple majority of the votes cast. In addition, the board of directors may grant exceptional compensation (“rémunérations exceptionnelles”) to a director on a case-by-case basis for special and temporary assignments. The board of directors may also authorize the reimbursement of reasonable travel and accommodation expenses, as well as other expenses incurred by directors in the corporate interest.

Board of Directors’ Borrowing Powers. There are currently no limits imposed by our By-laws on the amounts of loans or borrowings that the board of directors may approve.

Directors’ Age Limits. The number of directors who are more than seventy-five (75) years old may not exceed one third of the directors in office.

Term of Director Office. Our By-laws provide that members of our board of directors are elected for a tenure of three years.

Employee Director Limits. The number of directors who are also party to employment contracts with the Company may not exceed one third of the directors in office.

Directors’ Share Ownership Requirements. None.

Rights, Preferences and Restrictions Attaching to Ordinary Shares

Dividends. We may only distribute dividends out of our “distributable profits,” plus any amounts held in our reserves that the shareholders decide to make available for distribution, other than those reserves that are specifically required to be maintained by law. “Distributable profits” consist of our unconsolidated net profit in each fiscal year, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law (see below under “—Legal Reserve”).

Legal Reserve. Pursuant to French law, we must allocate at least 5% of our unconsolidated net profit for each year to our legal reserve fund before dividends may be paid with respect to that year. Such allocation is compulsory until the amount in the legal reserve is equal to 10% of the aggregate par value of our issued and outstanding share capital. This restriction on the payment of dividends also applies to our French subsidiaries on an unconsolidated basis.

Approval of Dividends. Pursuant to French law, our board of directors may propose a dividend and/or reserve distribution for approval by the shareholders at the annual ordinary general meeting.

Upon recommendation of our board of directors, our shareholders may decide to allocate all or part of any distributable profits to special or general reserves, to carry them forward to the next fiscal year as retained earnings or to allocate them to the shareholders as dividends. However, dividends may not be distributed when as a result of such distribution our net assets are or would become lower than the amount of the share capital plus the amount of the legal reserves which, under French law, may not be distributed to shareholders.

Our board of directors may distribute interim dividends after the end of the fiscal year but before the approval of the financial statements for the relevant fiscal year when the interim balance sheet, established during such year and examined by an auditor, reflects that we have earned distributable profits since the close of the last financial year, after recognizing the necessary depreciation and provisions and after deducting prior losses, if any, and the sums to be allocated to reserves, as required by law or the By-laws, and including any retained earnings. The amount of such interim dividends may not exceed the amount of the profit so defined.

Distribution of Dividends. Dividends are distributed to shareholders proportionally to their shareholding interests. In the case of interim dividends, distributions are made to shareholders on the date set by our board of directors during the meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders at an ordinary general shareholders’ meeting or by our board of directors in the absence of such a decision by the shareholders. Shareholders that own shares on the actual payment date are entitled to the dividend.

Dividends may be paid in cash or, if the shareholders’ meeting so decides, in kind, provided that all the shareholders receive a whole number of assets of the same nature paid in lieu of cash. Our By-laws provide that, subject to a decision of the shareholders’ meeting taken by ordinary resolution, each shareholder may be given the choice to receive his dividend in cash or in shares.

Timing of Payment. Pursuant to French law, dividends must be paid within a maximum period of nine months following the end of the relevant fiscal year. An extension of such timeframe may be granted by court order. Dividends that are not claimed within a period of five years after the payment date will be deemed to expire and revert to the French state.

Voting Rights. Each of our ordinary shares entitles its holder to vote and be represented in the shareholders’ meetings in accordance with the provisions of French law and of our By-laws. The ownership of a share implies the acceptance of our By-laws and any decision of our shareholders.

In general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. However, our By-Laws provide that all shares held in registered form (actions nominatives) for more than two years will be granted double voting rights.

Under French law, treasury shares or shares held by entities controlled by us are not entitled to voting rights and are not taken into account for purposes of quorum calculation.

Rights to Share in Our Profit. Under French law each ordinary share entitles its holder to a portion of the corporate profits and assets proportional to the amount of share capital represented thereby.

Rights to Share in the Surplus in the Event of Liquidation. If we are liquidated, any assets remaining after payment of our debts, liquidation expenses and all of our remaining obligations will first be used to repay in full the par value of our outstanding shares. Any surplus will then be distributed among shareholders proportionally to their shareholding in our company.

Repurchase and Redemption of Shares. Under French law, we may acquire our own shares. Such acquisition may be challenged on the ground of market abuse regulations. However, Regulation 596/2014 of April 16, 2014 and its related delegated regulations (MAR) provides for safe harbor exemptions when the acquisition is made (i) under a buy-back program to be authorized by the shareholders in accordance with the provisions of Article L. 22-10-62 of the French Commercial Code and with the General Regulations of the French Financial Markets Authority (Autorité des marchés financiers or “AMF”) and (ii) for one of the following purposes which shall be provided for in the buy-back program:

•	to decrease our share capital;

•	to meet our obligations arising from debt financial instruments issued by us that are exchangeable into shares;

•	to meet our obligations arising from share option programs, or other allocations of shares, to our employees or to our managers or the employees or managers of our affiliate.

In addition, we benefit from a simple exemption when the acquisition is made under a liquidity contract complying with the general regulations of, and market practices accepted by, the AMF.

All other purposes, and especially share buy-backs made for external growth operations in pursuance of Article L. 22-10-62 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulation and insider dealing rules.

Under the Market Abuse Regulation 596/2014 of April 16, 2014 (MAR) and in accordance with the General Regulations of the AMF, a corporation shall report to the AMF, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form. In addition, we shall provide to the AMF, on a monthly basis, and to the public, on a quarterly basis, a summary report of the transactions made under a liquidity contract.

The decision to repurchase shares in order to decrease our share capital shall not be driven by losses and a purchase offer shall be made to all shareholders on a pro rata basis, with the approval of the shareholders at the extraordinary general meeting deciding the capital reduction; in this case, the shares repurchased must be cancelled within one month from their repurchase date.

In any case, no such repurchase of shares may result in us holding, directly or through a person acting on our behalf, more than 10% of our issued share capital. Shares repurchased by us continue to be deemed “issued” under French law but are not entitled to dividends or voting rights so long as we hold them directly or indirectly, and we may not exercise the preemptive rights attached to them.

Sinking Fund Provisions. Our By-laws do not provide for any sinking fund provisions.

Liability to Further Capital Calls. Shareholders are liable for corporate liabilities only up to the par value of the shares they hold; they are not liable to further capital calls.

Requirements for Holdings Exceeding Certain Percentages. There are no such requirements, except as described under the section of this prospectus titled “—Form, Holding and Transfer of Shares—Ownership of Shares and ADSs by Non-French Persons.”

Actions Necessary to Modify Shareholders’ Rights

Shareholders’ rights may be modified as allowed by French law. Only the extraordinary shareholders’ meeting is authorized to amend any and all provisions of our By-laws. It may not, however, increase any of the shareholders’ commitments without the prior approval of each shareholder.

Special Voting Rights of Warrant Holders

Under French law, the holders of warrants of the same class (i.e., warrants that were issued at the same time and with the same rights), are entitled to vote as a separate class at a general meeting of that class of warrant holders under certain circumstances, principally in connection with any proposed modification of the terms and conditions of the class of warrants or any proposed issuance of preferred shares or any modification of the rights of any outstanding class or series of preferred shares.

Rules for Admission to and Calling Annual Shareholders’ Meetings and Extraordinary Shareholders’ Meetings

Access to, Participation in and Voting Rights at Shareholders’ Meetings. The right to participate in a shareholders’ meeting is granted to all the shareholders, regardless of the number of shares they hold, whose shares are fully paid up and for whom a right to attend shareholders’ meetings has been established by registration of their shares in the names or names of the authorized intermediary acting on their behalf on the second business day prior to the shareholders’ meeting at midnight (Paris time), either in the registered shares accounts held by the Company or in the bearer shares accounts held by the authorized intermediary.

Each shareholder may attend the meetings and vote (1) in person, or (2) by granting a proxy to any person that they may choose, or (3) by sending a proxy to us without indication of the beneficiary (in which case such proxy shall be cast in favor of the resolutions supported by the board of directors), or (4) by correspondence, or (5) by videoconference or another means of telecommunication organized by the board of directors and allowing identification of the relevant shareholder in accordance with applicable laws.

Shareholders may, in accordance with legal and regulatory requirements, send their vote or proxy, either by hard copy or via telecommunications means. Such vote or proxy must be received (1) at least three days prior to the meeting, in the case of hard copies, (2) by 3:00 p.m. (Paris time) on the day before the meeting, in the case of, electronic votes by email, (3) by the date of the meeting, in the case of a proxy granted to a designated person, and (4) by 3:00 p.m. (Paris time) on the day before the meeting, in the case of proxies without a designated attorney and therefore granted to the chairman of the meeting.

Shareholders sending their vote within the applicable time limit, using the form provided to them by us for this purpose, are deemed present or represented at the shareholders’ meeting for purposes of quorum and majority calculation.

The voting by correspondence form addressed by a shareholder is only valid for a single meeting or for successive meetings convened with the same agenda.

Notice of Annual Shareholders’ Meetings. Shareholders’ meetings are convened by our board of directors, or, failing that, by our statutory auditors, or by a court appointed agent or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the board of directors or the relevant person. Meetings are held at our registered offices or at any other location indicated in the convening notice. A meeting notice (avis de réunion) is published in the French Journal of Mandatory Statutory Notices (BALO) at least 35 days prior to the date of the shareholders’ meeting.

Additionally, a convening notice (avis de convocation) is published at least fifteen days prior to the date of the meeting in a legal gazette of the department in which the registered office of the company is located and in the French Journal of Mandatory Statutory Notices (BALO). Further, shareholders having held registered shares (actions nominatives) for at least one month at the time of the convening notice must be convened individually, by regular letter (or by registered letter if requested by the relevant shareholder) sent to their last known address.

When the shareholders’ meeting cannot deliberate due to the lack of the required quorum, the second meeting must be called at least ten days in advance in the same manner as used for the first notice.

All notices to the shareholders must further specify the conditions under which the shareholders may vote by correspondence.

Agenda and Conduct of Annual Shareholders’ Meetings. The agenda of the shareholders’ meeting shall appear in the notice to convene the meeting. The shareholders’ meeting may only deliberate on the items on the agenda except for the removal of directors and the appointment of their successors, which may be put to vote by any shareholder during any shareholders’ meeting. One or more shareholders representing the percentage of share capital required by French law (currently 5%), and acting in accordance with legal requirements and within applicable time limits, may request the inclusion of items or proposed resolutions on the agenda.

Shareholders’ meetings shall be chaired by the Chairman of the board of directors or, in his or her absence, by a director appointed for this purpose by the board of directors; failing which, the meeting itself shall elect a Chairman. Vote counting shall be performed by the two members of the meeting who are present and accept such duties, who represent, either on their own behalf or as proxies, the greatest number of votes.

Ordinary Shareholders’ Meeting. Ordinary shareholders’ meetings are those meetings called to make any and all decisions that do not result in a modification of our By-laws. An ordinary shareholders’ meeting shall be convened at least once a year within six months of the end of each fiscal year in order to approve the annual and consolidated accounts for the relevant fiscal year or, in case of postponement, within the period established by court order. Upon first notice, the meeting may validly deliberate only if the shareholders present or represented by proxy or voting by mail represent at least one-fifth of the shares entitled to vote. Upon second notice, no quorum is required. Decisions are made by a majority of the votes cast of the shareholders present, represented by proxy, or voting by mail. The votes cast do not include votes attached to shares held by shareholders who did not take part in the vote, abstained or voted blank or null.

Extraordinary Shareholders’ Meeting. Only an extraordinary shareholders’ meeting is authorized to amend our By-laws. It may not, however, increase shareholders’ commitments without the approval of each shareholder. Subject to the legal provisions governing share capital increases from reserves, profits or share premiums, the resolutions of the extraordinary meeting will be valid only if the shareholders present, represented by proxy or voting by mail represent at least one-fourth of all shares entitled to vote upon first notice, or one-fifth upon second notice. If the latter quorum is not reached, the second meeting may be postponed to a date no later than two months after the date for which it was initially called. Decisions are made by a two-thirds majority of the votes cast of the shareholders present, represented by proxy, or voting by mail. The votes cast do not include votes attached to shares held by shareholders who did not take part in the vote, abstained or voted blank or null.

In addition to the right to obtain certain information regarding us at any time, any shareholder may, from the date on which a shareholders’ meeting is convened until the fourth business day preceding the date of the shareholders’ meeting, submit written questions relating to the agenda for the meeting to our board of directors. Our board of directors is required to respond to these questions during the meeting.

Provisions Having the Effect of Delaying, Deferring or Preventing a Change in Control of the Company

Provisions contained in our By-laws and the corporate laws of France, the country in which we are incorporated, could make it more difficult for a third-party to acquire us, even if doing so might be beneficial to our shareholders. In addition, provisions of French law and our By-laws impose various procedural and other requirements which could make it more difficult for shareholders to effect certain corporate actions. These provisions include the following:

•

a merger (i.e., in a French law context, a stock-for-stock exchange after which our company would be dissolved without being liquidated into the acquiring entity and our shareholders would become shareholders of the acquiring entity) of our company into a company incorporated in the European Union would require the approval of our board of directors as well as a two-thirds majority of the votes cast of the shareholders present, represented by proxy or voting by mail at the relevant meeting. The votes cast do not include votes attached to shares held by shareholders who did not take part in the vote, abstained or voted blank or null;

•	a merger of our company into a company incorporated outside of the European Union would require the unanimous approval of our shareholders;

•	under French law, a cash merger is treated as a share purchase and would require the consent of each participating shareholder;

•

our shareholders have granted and may grant in the future our board of directors broad authorizations to increase our share capital or to issue additional ordinary shares or other securities (for example, warrants) to our shareholders, the public or qualified investors, including as a possible defense following the launching of a tender offer for our shares;

•

our shareholders have preferential subscription rights proportional to their shareholding in our company on the issuance by us of any additional shares or securities giving the right, immediately or in the future, to new shares for cash or a set-off of cash debts, which rights may only be waived by the extraordinary general meeting (by a two-thirds majority vote) of our shareholders or on an individual basis by each shareholder;

•

our board of directors has the right to appoint directors to fill a vacancy created by the resignation or death of a director, subject to the ratification by the shareholders of such appointment at the next shareholders’ meeting, which prevents shareholders from having the sole right to fill vacancies on our board of directors;

•

our board of directors can only be convened by our chairman (and our managing director, if different from the chairman, may request the chairman to convene the board) or, when no board meeting has been held for more than two consecutive months, by directors representing at least one third of the total number of directors;

•

our board of directors’ meetings can only be regularly held if at least half of the directors attend either physically or by way of videoconference or teleconference enabling the directors’ identification and ensuring their effective participation in the board of directors’ decisions;

•

our shares take the form of bearer securities or registered securities, if applicable legislation so permits, according to the shareholder’s choice. Issued shares are registered in individual accounts opened by us or any authorized intermediary (depending on the form of such shares), in the name of each shareholder and kept according to the terms and conditions laid down by the legal and regulatory provisions;

•

under French law, a non-French resident as well as any French entity controlled by non-French residents may have to file a declaration for statistical purposes with the Bank of France (Banque de France) following the date of certain foreign investments in us. Additionally, certain investments in a French company relating to certain strategic industries by individual or entities not residents in a member State of the European Union are subject to the prior authorization of the French Ministry of Economy—see the section of this prospectus titled “Ownership of Shares and ADSs by Non-French Persons”;

•

approval of at least a majority of the votes cast of our shareholders present, represented by a proxy, or voting by mail at the relevant ordinary shareholders’ general meeting is required to remove directors with or without cause;

•

advance notice is required for nominations to the board of directors or for proposing matters to be acted upon at a shareholders’ meeting, except that a vote to remove and replace a director can be proposed at any shareholders’ meeting without notice;

•

in the event where certain ownership thresholds would be crossed, a number of disclosures should be made by the relevant shareholder in addition to certain obligations; see the section of this prospectus titled “—Declaration of Crossing of Ownership Thresholds”;

•	transfers of shares shall comply with applicable insider trading rules;

•

pursuant to French law, the sections of the By-laws relating to the number of directors and election and removal of a director from office may only be modified by a resolution adopted by a two-thirds majority of the votes cast of our shareholders present, represented by a proxy or voting by mail at the meeting. The votes cast do not include votes attached to shares held by shareholders who did not take part in the vote, abstained or voted blank or null..

Declaration of Crossing of Ownership Thresholds

Subject to requirements of French law, our By-laws do not require any specified disclosure by shareholders that cross ownership thresholds with respect to our share capital, except as described under the section of this prospectus titled “—Form, Holding and Transfer of Shares—Ownership of Shares and ADSs by Non-French Persons.”

The absence of specific requirement in our By-laws is without prejudice to the following disclosures which are applicable to us according to French legal and regulatory provisions, it being provided that the following is a summary which is therefore not intended to be a complete description of applicable rules under French law:

•	Shareholders must make a declaration to us no later than the fourth trading day after such shareholder crosses the following thresholds: 5%, 10%, 15%, 20%, 25%, 30%, 33.33%, 50%, 66.66%, 90% and 95%.

•	Shareholders must make a declaration to the AMF no later than the fourth trading day after such shareholder crosses the following thresholds: 50% and 95%.

The above obligations of declaration apply when crossing each of the above-mentioned thresholds in an upward or downward direction.

In case of failure to declare shares or voting rights exceeding the fraction that should have been declared, such shares shall be deprived of voting rights at shareholders’ meetings for any meeting that would be held until the expiry of a period of two years from the date of regularization of the notification in accordance with Article L. 233-14 of the French Commercial Code. Additional sanctions may apply pursuant to Article L. 621-15 of the French Monetary and Financial Code.

Subject to certain exemptions, any shareholder crossing, alone or acting in concert, the 50% threshold must file a mandatory public tender offer.

Changes in Share Capital

Increases in Share Capital. Pursuant to French law, our share capital may be increased only with shareholders’ approval at an extraordinary general shareholders’ meeting following the recommendation of our board of directors. The shareholders may delegate to our board of directors either the authority (délégation de compétence) or the power (délégation de pouvoir) to carry out any increase in share capital in accordance with applicable laws.

Increases in our share capital may be effected by:

•	issuing additional shares;

•	increasing the par value of existing shares;

•	creating a new class of equity securities; and

•	exercising the rights attached to securities giving access to the share capital.

Increases in share capital by issuing additional securities may be effected through one or a combination of the following:

•	issuances in consideration for cash;

•	issuances in consideration for assets contributed in kind;

•	issuances through an exchange offer;

•	issuances by conversion of previously issued debt instruments;

•	issuances by capitalization of profits, reserves or share premium; and

•	subject to certain conditions, issuances by way of offset against debt incurred by us.

Decisions to increase the share capital through the capitalization of reserves, profits and/or share premium require shareholders’ approval at an extraordinary general shareholders’ meeting, acting under the quorum and majority requirements applicable to ordinary shareholders’ meetings. Increases in share capital effected by an increase in the par value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premium. All other capital increases require shareholders’ approval at an extraordinary general shareholders’ meeting acting under the regular quorum and majority requirements for such meetings.

Reduction in Share Capital. Pursuant to French law, any reduction in our share capital requires shareholders’ approval at an extraordinary general shareholders’ meeting. The share capital may be reduced either by decreasing the par value of the outstanding shares or by reducing the number of outstanding shares. The number of outstanding shares may be reduced by the repurchase and cancellation of shares. Holders of each class of shares must be treated equally unless each affected shareholder agrees otherwise.

Preferential Subscription Right. According to French law, if we issue additional shares or securities giving right, immediately or in the future, to new shares for cash, current shareholders will have preferential subscription rights to these securities on a pro rata basis. Preferential subscription rights entitle the individual or entity that holds them to subscribe proportionally to the number of shares held by them to the issuance of any securities increasing, or that may result in an increase of, our share capital by means of a cash payment or a set-off of cash debts. The preferential subscription rights may be transferred and/or sold during the subscription period relating to a particular offering. Pursuant to French law, the preferential subscription rights will be transferable during a period starting two working days prior to the opening of the subscription period and ending two working days prior to the closing of the subscription period.

The preferential subscription rights with respect to any particular offering may be waived at an extraordinary general meeting by a two-thirds majority of the votes cast or individually by each shareholder. Our board of directors and our independent auditors are required by French law to present reports to the shareholders’ meeting that specifically address any proposal to waive the preferential subscription rights.

Further, to the extent permitted under French law, we may seek, during an extraordinary general shareholders’ meeting, the approval of the shareholders to waive their preferential subscription rights in order to authorize the board of directors to issue additional shares and/or other securities convertible or exchangeable into shares.

Form, Holding and Transfer of Shares

Form of Shares. Pursuant to our By-laws, shares may be held in registered or bearer form, at each shareholder’s discretion.

Further, in accordance with applicable legal and regulatory provisions, we may request at any time from the authorized intermediary responsible for holding our shares the name or, in the case of a legal entity, the corporate name, nationality and address of holders of securities, giving immediate or future access to voting rights at our shareholders’ meetings, the number of securities they own and, where applicable, the restrictions attaching to such securities.

Holding of Shares. In accordance with French law concerning the “dematerialization” of securities, the ownership rights of shareholders are represented by book entries instead of share certificates. Shares are registered in individual accounts opened by us or any authorized intermediary, in the name of each shareholder and kept according to applicable legal and regulatory provisions.

Ownership of Shares and ADSs by Non-French Persons. Neither the French Commercial Code nor our By-laws presently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote shares.

However, non-French residents must file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our Company’s share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.

Further, any investment (i) by an individual or entity located in a country that is not a member State of the European Union or of a member State of the European Economic Area having entered into a convention on administrative assistance against tax evasion and fraud with France, or by a French citizen not residing in France, and (ii) that will result in the relevant investor acquiring the control of, all or part of a business of, or more than 25% of the share capital or voting rights of, a company registered in France and developing activities in certain strategic industries, such as, energy, public health, biotech telecommunications, artificial intelligence, cybersecurity, robotics, data collection or dual-use goods and technology is subject to the prior authorization by the French Ministry of Economy. In the absence of such authorization, the relevant investment shall be deemed null and void.

Assignment and Transfer of Shares. Shares are freely negotiable, subject to applicable legal and regulatory provisions (including, in particular, the prohibition on insider trading).

Listing

Our ADSs have been listed on the Nasdaq Global Market under the symbol “CLLS” and our ordinary shares have been listed on the Euronext Growth market of Euronext in Paris under the symbol “ALCLS”.

Transfer Agent and Registrar

The transfer agent and registrar for our ADSs is Citibank, N.A. The transfer agent and registrar for our ordinary shares is Société Générale Securities Services.

Differences in Corporate Law

The laws applicable to French sociétés anonymes differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the French Commercial Code applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and French law.

	France	Delaware
Number of Directors	Under French law, a société anonyme must have at least three and may have up to 18 directors. The number of directors is fixed by or in the manner provided in the by-laws.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the by-laws (unless fixed by the certificate of incorporation).

Director Qualifications	Under French law, a corporation may prescribe qualifications for directors under its by-laws. In addition, under French law, members of a board of directors of a corporation may be legal entities, and such legal entities may designate an individual to represent them and to act on their behalf at meetings of the board of directors.	Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or by-laws. Under Delaware law, only individuals may be members of a corporation’s board of directors.

Removal of Directors	Under French law, directors may be removed from office, with or without cause, at any shareholders’ meeting without notice or justification, by a simple majority vote.	Under Delaware law, directors may be removed from office, with or without cause, by a majority stockholder vote, except (1) unless otherwise provided in the certificate of incorporation, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause, or (2) in the case of a company that has cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which such director is a part.

Vacancies on the Board of Directors	Under French law, vacancies on the board of directors resulting from death or a resignation, provided that at least three directors remain in office, may be filled by a majority of the remaining directors pending ratification by the next shareholders’ meeting.	Under Delaware law, unless provided otherwise by the certificate of incorporation or by-laws, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the directors then in office, provided that the court may order an annual meeting upon the application of a director or stockholder if a corporation has not held a meeting within 13 months after the latest of the company’s organization, the last annual meeting or the last action by written consent to elect directors.

	France	Delaware
Annual General Meeting	Under French law, the annual general meeting of shareholders shall be held at such place, on such date and at such time as decided each year by the board of directors and notified to the shareholders in the convening notice of the annual meeting, within six months after the close of the relevant fiscal year unless such period is extended by court order.	Under Delaware law, the annual meeting of stockholders shall be held at such place as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the by-laws and on such date and at such time as provided in the by-laws.

General Meeting	Under French law, general meetings of the shareholders may be called by the board of directors or, failing that, by the statutory auditors, or by a court appointed agent or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the board of directors or the relevant person.	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the by-laws.

Notice of General Meetings	A meeting notice (avis de réunion) is published in the French Journal of Mandatory Statutory Notices (BALO) at least 35 days prior to the date of the shareholders’ meeting. Additionally, a convening notice (avis de convocation) is published at least fifteen days prior to the date of the meeting in a legal gazette of the department in which the registered office of the company is located and in the French Journal of Mandatory Statutory Notices (BALO). Further, shareholders having held registered shares (actions nominatives) for at least one month at the time of the convening notice must be convened individually, by regular letter (or by registered letter if requested by the relevant shareholder) sent to their last known address.	Under Delaware law, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

The meeting notice must indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail.

	France	Delaware
Proxy	Each shareholder may attend the meetings and vote (1) in person, or (2) by granting proxy to any person, or (3) by sending a proxy to us without indication of the beneficiary (in which case such proxy shall be cast in favor of the resolutions supported by the board of directors), or (4) by correspondence, or (5) by videoconference or another means of telecommunication allowing identification of the relevant shareholder in accordance with applicable laws. The proxy is only valid for a single meeting or successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary, the other extraordinary, held within a period of fifteen days.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Shareholder action by written consent	Under French law, shareholders’ action by written consent is not permitted in a société anonyme.	Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, stockholders may act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting.

Preemptive Rights	Under French law, in case of issuance of additional shares or securities giving right, immediately or in the future, to new shares for cash or set-off against cash debts, the existing shareholders have preferential subscription rights to these securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the extraordinary meeting deciding or authorizing the capital increase. In case such rights are not waived by the extraordinary general meeting, each shareholder may individually either exercise, assign or not exercise its preferential rights. Preferential subscription rights may only be exercised during the subscription period. In accordance with French law, the exercise period shall not be less than five trading days. Thus, the preferential subscription rights are transferable during a period equivalent to the subscription period but starting two	Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock.

	France	Delaware
business days prior to the opening of the subscription period and ending two business days prior to the closing of the subscription period.

Sources of Dividends

Under French law, dividends may only be paid by a French société anonyme out of “distributable profits,” plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.

“Distributable profits” consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years.

“Distributable premium” refers to the contribution paid by the shareholders in addition to the par value of their shares for their subscription that the shareholders decide to make available for distribution.

Except in the case of a share capital reduction, no distribution can be made to the shareholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves which cannot be distributed in accordance with the law or the by-laws.

Under Delaware law, subject to any restrictions under a corporation’s certificate of incorporation, dividends may be declared by the board of directors and paid by a Delaware corporation either out of (1) surplus or (2) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the capital is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.

Repurchase of Shares

Under French law, a corporation may acquire its own shares for the following purposes only:

•  to decrease its share capital, provided that such decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at the extraordinary general meeting deciding the capital reduction;

•  with a view to distributing within one year of their repurchase the relevant shares to employees or managers under a profit-sharing, free share or share option plan; or

Under Delaware law, a corporation may generally redeem or repurchase shares of its stock except under certain circumstances, including where the capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation (other than certain preference shares or certain shares to be retired).

	France	Delaware

•  under a buy-back program to be authorized by the shareholders in accordance with the provisions of Article L. 22-10-62 of the French Commercial Code and with the general regulations of the AMF.

•  No such repurchase of shares may result in the company holding, directly or through a person acting on its behalf, more than 10% of its issued share capital.

Liability of Directors and Officers	Under French law, the By-laws may not include any provisions limiting the liability of directors.

Under Delaware law, a corporation’s certificate of incorporation may generally include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for monetary damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•  any breach of the director’s duty of loyalty to the corporation or its stockholders;

•  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•  intentional or negligent payment of unlawful dividends or stock purchases or redemptions;

•  claims with respect to unlawful payment of dividends and unlawful stock purchases and redemptions; or

•  any transaction from which the director derives an improper personal benefit.

Voting Rights	French law provides that, unless otherwise provided in the by-laws, each shareholder is entitled to one vote for each share of capital stock held by such shareholder.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Shareholder Vote on Certain Transactions	Generally, under French law, completion of a merger, dissolution, sale, lease or exchange of all or substantially all of a corporation’s assets requires: approval by a two-thirds majority of the votes cast by the shareholders present, represented by proxy or voting by mail at the relevant meeting, or in the case of a merger with a non-EU

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock or under other certain circumstances, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•  the approval of the board of directors; and

	France	Delaware
company, approval of all the shareholders of the corporation.

•  approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Dissent or Dissenters’ Appraisal Rights	French law does not provide for any such right but provides that a merger is subject to shareholders’ approval by a two-thirds majority of the votes cast as stated above.

Under Delaware law, a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Chancery Court in an action timely brought by the dissenting stockholder. Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation requires the holders to accept for their shares anything other than:

•  shares of stock of the surviving corporation;

•  shares of stock of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;

•  cash in lieu of fractional shares of the stock described in the two preceding bullet points; or

•  any combination of the above.

In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

Standard of Conduct for Directors	French law does not contain specific provisions setting forth the standard of conduct of a director. However, directors have a duty to act without self-interest, on a well-informed basis and they cannot make any decision	Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a

	France	Delaware
	against a corporation’s corporate interest (intérêt social).	well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Shareholder Suits	French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the directors of a corporation in the corporation’s interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the corporation and any legal fees relating to such action are borne by the relevant shareholder or the group of shareholders. The plaintiff must remain a shareholder throughout the duration of the legal action. There is no other case where shareholders may initiate a derivative action to enforce a right of a corporation. A shareholder may alternatively or cumulatively bring an individual legal action against the directors, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.	Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must: state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or state the reasons for not making the effort. Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Amendment of Certificate of Incorporation	Unlike companies incorporated under Delaware law, the organizational documents of which comprise both a certificate of incorporation and by-laws, companies incorporated under French law only have by-laws (statuts) as organizational documents. As indicated in the paragraph below, only the extraordinary shareholders’ meeting is authorized to adopt or amend the by-laws under French law.	Under Delaware law, generally a corporation may amend its certificate of incorporation if: its board of directors has adopted a resolution setting forth the amendment proposed and declared its advisability, and the amendment is adopted by the affirmative votes of a majority (or greater percentage as may be specified by the certificate of incorporation) of the outstanding shares entitled to vote on the amendment and a majority (or greater percentage as may be specified by the certificate of incorporation) of the outstanding shares of each class or series of stock, if any, entitled to vote on the amendment as a class or series.

Amendment of By-laws	Under French law, only the extraordinary shareholders’ meeting is authorized to adopt or amend the by-laws.	Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal by-laws. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors.

DESCRIPTION OF PREFERRED SHARES

The particular terms of each issue or series of preferred shares will be described in the related prospectus supplement. This description will include, where applicable, a description of:

•	the title and nominal value of the preferred shares;

•	the number of preferred shares we are offering;

•	the liquidation preference per preferred share, if any;

•	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

•	whether preferential subscription rights will be issued to existing shareholders;

•	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

•	the procedures for any auction and remarketing, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred shares on any securities exchange or market;

•

whether the preferred shares will be convertible into our ordinary shares (including in the form of ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares (including in the form of ADSs), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred shares;

•	preemption rights, if any;

•	other restrictions on transfer, sale or assignment, if any;

•	whether interests in the preferred shares will be represented by American Depositary Preferred Shares;

•	a discussion of any material or special U.S. federal and French income tax considerations applicable to the preferred shares;

•

any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Prior to issuing preferred shares, we must convene an extraordinary shareholders meeting at which shareholders would determine the terms and conditions of the preferred shares, decide the issuance of the preferred shares or delegate authority to the board of directors to decide the issuance and vote to modify the By-laws in order to include the characteristics and particular rights of the preferred shares.

The extraordinary shareholders meeting would also decide the maximum aggregate amount of share capital increases which we may carry out by issuing preferred shares, which may not exceed a specified amount of gross issue proceeds to be determined.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and, to the extent permitted under French law, will not have, or be subject to, any preemptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and ADSs and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our preferred or ordinary shares, which may be represented by ADSs, or any combination of the foregoing. Each warrant will entitle the holder to purchase the number of preferred shares, ordinary shares, or combination thereof, as the case may be, at the exercise price and in the manner specified in the prospectus supplement relating to such warrants. Warrants may be exercised at any time up to the date and time specified in the applicable warrant agreement and set forth in the applicable prospectus supplement.

Warrants will be issued under one or more warrant agreements to be entered into between the Company and one or more purchasers of such warrants or a bank or trust company acting as warrant agent. The material terms and provisions of such warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. The form of warrant agreement that will be entered into with respect to a particular offering of warrants will be filed as an exhibit to a post-effective amendment to, or incorporated by reference into, the registration statement of which this prospectus forms a part.

The applicable prospectus supplement will describe the terms of any warrants in respect of which this prospectus and such prospectus supplement is being delivered, which terms may include the following if applicable to those warrants:

•	the title and aggregate number of the warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currency unit in which the warrants are denominated;

•

if the warrants are for the purchase of preferred shares, the designation and terms of the series of preferred shares, and the number of such preferred shares, purchasable upon exercise of the warrants; the price, or the manner of determining the price, at which the preferred shares may be purchased upon exercise of the warrants;

•

if the warrants are for the purchase of ordinary shares, the number of ordinary shares that may be purchased upon exercise of each warrant; the price, or the manner of determining the price, at which the ordinary shares may be purchased upon the exercise of the warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;

•	if other than cash, the manner in which the exercise price of the warrants may be paid; and any maximum or minimum number of warrants that may be exercisable at any one time;

•	the time or times at which, or period or periods during which, the warrants may be exercised and the expiration date of the warrants;

•	the terms of any right of the Company to redeem the warrants;

•	the terms of any right of the Company to accelerate the exercise of the warrants upon the occurrence of certain events;

•	whether the warrants will be sold with any other securities, and the date, if any, on and after which the warrants and the other related securities will be separately transferable;

•	whether the warrants will be issued in registered or bearer form and information with respect to book-entry procedures, if any;

•	a discussion of certain material tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A. has agreed to act as the depositary for the American Depositary Shares related to our ordinary shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as ADSs and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank Europe plc, located at EGSP 186, 1 North Wall Quay, Dublin 1 Ireland.

We have appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a registration statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-202488 when retrieving such copy.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety.

General

Each ADS represents the right to receive, and to exercise the beneficial interests in one ordinary share that are on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of such ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests, in the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of France, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us nor any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary, commonly referred to as the direct registration system, or DRS. The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary share being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to French laws and regulations.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary share ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed; fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary share ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to purchase additional ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and practicable to distribute rights to purchase additional ADSs to holders.

The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.

The depositary will not distribute the rights to you if:

•	we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

•	we fail to deliver satisfactory documents to the depositary; or

•	it is not practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and practicable.

The depositary will make the election available to you only if it is practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in France would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and practicable.

If it is practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

•	we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

•	we do not deliver satisfactory documents to the depositary bank; or

•	the depositary determines that all or a portion of the distribution to you is not practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Ordinary Shares

The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable registration statement(s) on Form F-6, call for the exchange of your existing ADRs for new ADRs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the ordinary shares held in deposit for your ADSs. If the depositary bank may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares

Upon completion of an offering of ordinary shares in the form of ADSs, the ordinary shares being offered pursuant to this prospectus in such offering will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue ADSs to the applicable underwriters, dealer or other purchaser.

The depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and French legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian.

The depositary will only issue ADSs in whole numbers.

When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

•	The ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•	All preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.

•	You are duly authorized to deposit the ordinary shares.

•

The ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

•	The ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

•	provide any transfer stamps required by the State of New York or the United States; and

•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and French legal considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. The depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

•

temporary delays that may arise because (1) the transfer books for the ordinary shares or ADSs are closed, or (2) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

•	obligations to pay fees, taxes and similar charges; or

•	restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in the sections of this prospectus titled “Description of Share Capital” and “Limitations Affecting Shareholders of a French Company.”

At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.

The ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

If the depositary receives voting instructions from a holder of ADSs that fail to specify the manner in which the depositary is to vote, the depositary will deem such holder (unless otherwise specified in the notice distributed to holders) to have instructed the depositary to vote in favor of all resolutions endorsed by our board of directors. With respect to securities represented by ADSs for which no timely voting instructions are received by the depositary from the holder, the depositary will (unless otherwise specified in the notice distributed to holders) deem such holder to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the securities. However, no such discretionary proxy will be given by the depositary with respect to any matter to be voted upon as to which we inform the depositary that we do not wish such proxy to be given, substantial opposition exists, or the rights of holders of securities may be materially adversely affected.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the depositary agreement:

Service	Fees

— Issuance of ADSs upon deposit of shares (excluding issuance as a result of distributions of shares)	Up to U.S. 5¢ per ADS issued

— Cancellation of ADSs	Up to U.S. 5¢ per ADS canceled

— Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held

— Distribution of ADSs pursuant to (1) stock dividends or other free stock distributions, or (2) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held

— Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares)	Up to U.S. 5¢ per ADS held

— ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary

As an ADS holder you will also be responsible to pay certain fees and expenses incurred by the depositary and certain taxes and governmental charges such as:

•	taxes (including applicable interest and penalties) and other governmental charges;

•

the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

•	certain cable, telex and facsimile transmission and delivery expenses;

•	the expenses and charges incurred by the depositary in the conversion of foreign currency;

•	the fees and expenses incurred by the depositary in connection with the compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and

•	the fees and expenses incurred by the depositary, the custodian, or any nominee in connection with the servicing or delivery of deposited property.

ADS fees and charges payable upon (1) deposit of ordinary shares against issuance of ADSs and (2) surrender of ADSs for cancellation and withdrawal of ordinary shares are charged to the person to whom the ADSs are delivered (in the case of ADS issuances) and to the person who delivers the ADS, for cancellation (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC or presented to the depositary via DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs or the DTC participant(s) surrendering the ADSs for cancellation, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (1) distributions other than cash and (2) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Certain ADS fees and charges (such as the ADS service fee) may become payable shortly after the closing of an ADS offering.

The fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of

ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

•	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•

The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•

The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

•	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

•

We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our By-laws, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•

We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our By-laws or in any provisions of or governing the securities on deposit.

•

We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•

We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

•	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

•	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

Pre-Release Transactions

Subject to the terms and conditions of the deposit agreement, the depositary may issue to broker/dealers ADSs before receiving a deposit of ordinary shares or release ordinary shares to broker/dealers before receiving ADSs for cancellation. These transactions are commonly referred to as “pre-release transactions,” and are entered into between the depositary and the applicable broker/dealer. The deposit agreement limits the aggregate size of pre-release transactions (not to exceed 30% of the ordinary shares on deposit in the aggregate) and imposes a number of conditions on such transactions (e.g., the need to receive collateral, the type of collateral required and the representations required from brokers). The depositary may retain the compensation received from the pre-release transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

•	convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;

•	distribute the foreign currency to holders for whom the distribution is lawful and practical; and

•	hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement and the ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) are governed by the laws of France.

LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY

Ownership of ADSs or Shares by Non-French Residents

Neither the French Commercial Code nor our By-laws presently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote shares.

However, non-French residents must file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our Company’s share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.

Further, any investment (i) by an individual or entity located in a country that is not a member State of the European Union or of a member State of the European Economic Area having entered into a convention on administrative assistance against tax evasion and fraud with France, or by a French citizen not residing in France, and (ii) that will result in the relevant investor acquiring the control of, all or part of a business of, or more than 25% of the share capital or voting rights of, a company registered in France and developing activities in certain strategic industries, such as, energy, public health, biotech telecommunications, artificial intelligence, cybersecurity, robotics, data collection or dual-use goods and technology is subject to the prior authorization by the French Ministry of Economy. In the absence of such authorization, the relevant investment shall be deemed null and void.

Foreign Exchange Controls

Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident such as dividend payments be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.

Availability of Preferential Subscription Rights

In accordance with French law, our shareholders have preferential subscription rights to subscribe for new shares or other securities giving rights to acquire additional shares immediately or in the future on a pro rata basis, as described under the section of this prospectus titled “Description of Share Capital—Key Provisions of Our By-laws and French Law Affecting Our Ordinary Shares—Changes in Share Capital—Preferential Subscription Right (Preemptive Rights).”

Holders of our securities in the U.S. (which may be in the form of shares or ADSs) may not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new shares or other securities giving rights to acquire additional shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the U.S. will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of shares and holders of ADSs in the U.S. of the subscription rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.

For holders of our ordinary shares in the form of ADSs, the depositary may make these rights or other distributions available to ADS holders. If the depositary does not make the rights available to ADS holders and determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case the holders will receive no value for them. The section of this prospectus titled “Description of American Depositary Shares—Dividends and Distributions” explains in detail the depositary’s responsibility in connection with a rights offering.

PLAN OF DISTRIBUTION

We may sell or otherwise offer our securities described herein:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

The distribution of securities may be carried out, from time to time, in one or more transactions, including:

•	block transactions and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the method of distribution;

•	the public offering price or purchase price and the proceeds to us from that sale;

•	the expenses of the offering;

•	any discounts or commissions to be allowed or paid to the underwriters, dealers or agents;

•	all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

•	any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a société anonyme, or S.A., organized under the laws of France. The majority of our directors and officers are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. Accordingly, U.S. investors may find it difficult and may be unable:

•

to effect service of process upon or obtain jurisdiction over our company or our officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•

to enforce, either inside or outside the United States, judgments obtained in U.S. or non-U.S. courts in actions predicated upon the civil liability provisions of the U.S. federal securities laws against us or our officers and directors;

•	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our officers or directors; and/or

•	to enforce against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

We have been informed by Jones Day, our counsel, that there is doubt as to enforceability in France, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated in the U.S. federal securities laws.

In addition, actions in the United States under the U.S. federal securities laws could be affected under certain circumstances by the French law No. 68-678 of July 26, 1968 as amended by French Law No. 80-538 of July 16, 1980, which may preclude or restrict the obtaining of evidence in France or from French persons in connection with those actions. Each of the foregoing statements also applies to our auditors.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus. This prospectus does not contain all of the information set forth in the registration statement that we filed. In addition, we are subject to the informational and periodic reporting requirements of the Exchange Act applicable to foreign private issuers and fulfill the obligations with respect to those requirements by filing reports with the SEC. The SEC maintains a website (http://www.sec.gov) that contains reports and other information regarding registrants, such as Cellectis, that file electronically with the SEC. You can read Cellectis’ SEC filings, including the registration statement, at the SEC’s website.

Our ordinary shares are listed on the Euronext Growth market of Euronext in Paris and on the Nasdaq Global Market, the latter in the form of ADSs. You can consult reports and other information about us that are filed pursuant to the rules of the Euronext Growth market of Euronext in Paris and of the Nasdaq Global Market at these exchanges.

Cellectis makes available free of charge, on or through the investor relations section of Cellectis’ website (www.cellectis.com), Annual Reports on Form 20-F, Reports on Form 6-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the SEC. Information contained on our website is not incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus. You may request a copy of this prospectus, any of the information that is incorporated by reference in this prospectus and any document summarized in this prospectus, without charge, upon written or oral request. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to:

Investor Relations

Cellectis S.A.

8 rue de law Croix Jarry

75013 Paris, France

+33 1 81 69 16 00

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents:

•	Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 3, 2022;

•

Current Reports on Form 6-K, furnished to the SEC on January 4, 2022, January 10, 2022, February 10, 2022 and May 12, 2022, each of which stated that it would be incorporated by reference in the registration statements of Cellectis S.A.; and

•	Registration Statement on Form 8-A, filed with the SEC on March 23, 2015.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and those of our reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in the applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the ordinary shares, including ordinary shares represented by the ADSs, the preferred shares and the warrants and certain legal matters relating to French law will be passed upon by Jones Day, Paris, France, and the validity of the warrants and certain legal matters relating to U.S. federal and New York law will be passed upon by Jones Day, New York, New York.

EXPERTS

The consolidated financial statements of Cellectis S.A. appearing in Cellectis S.A.’s Annual Report (Form 20-F) for the year ended December 31, 2021 and the effectiveness of Cellectis S.A.’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young et Autres, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The offices of Ernst & Young et Autres are located at Tour First, 1 place des Saisons, 92037 Paris—La Défense Cedex, France.

$22,000,000 of American Depositary Shares

Representing                  Ordinary Shares

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies

Barclays

February                 , 2023